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                                                                EXHIBIT 2

                              AGREEMENT AND PLAN OF
                           RECAPITALIZATION AND MERGER


                                  by and among


                            FREMONT INVESTORS I, LLC


                            JUPITER ACQUISITION CORP.


                                       and


                               JUNO LIGHTING, INC.


                                   dated as of


                                 MARCH 26, 1999


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                                Table of Contents


                                    ARTICLE I

                                   THE MERGER

Section 1.1     The Merger .....................................     Page 2
Section 1.2     Effective Time .................................     Page 2
Section 1.3     Closing ........................................     Page 3
Section 1.4     Directors and Officers of the Surviving
                Corporation ....................................     Page 3
Section 1.5     Subsequent Actions .............................     Page 3
Section 1.6     Stockholders' Meeting ..........................     Page 4


                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

Section 2.1     Effect on Capital Stock ........................     Page 5
Section 2.2     Dissenting Shares ..............................     Page 6
Section 2.3     Share Elections ................................     Page 7
Section 2.4     Proration ......................................     Page 8
Section 2.5     Stock Options ..................................     Page 10
Section 2.6     Surrender of Shares; Transfer Books ............     Page 10


                                   ARTICLE III

                             STOCK PURCHASE AND SALE

Section 3.1     Amendment of Certificate of Incorporation ......     Page 13
Section 3.2     Purchase and Sale of Preferred Shares ..........     Page 14
Section 3.3     Purchase Price .................................     Page 14
Section 3.4     Closing ........................................     Page 14
Section 3.5     Closing Deliveries by the Company ..............     Page 14
Section 3.6     Closing Deliveries by Fremont ..................     Page 14

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                                   ARTICLE IV

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

Section 4.1     Organization; Qualification ......................   Page 15
Section 4.2     Subsidiaries and Affiliates ......................   Page 15
Section 4.3     Capitalization ...................................   Page 16
Section 4.4     Authorization; Validity of Agreement;
                Company Action ...................................   Page 17
Section 4.5     Board Approvals Regarding Transactions ...........   Page 17
Section 4.6     Consents and Approvals; No Violations ............   Page 18
Section 4.7     SEC Reports and Financial Statements .............   Page 18
Section 4.8     No Undisclosed Liabilities .......................   Page 19
Section 4.9     Inventory ........................................   Page 19
Section 4.10    Absence of Certain Changes .......................   Page 20
Section 4.11    Litigation .......................................   Page 20
Section 4.12    Employee Benefit Plans ...........................   Page 20
Section 4.13    Taxes ............................................   Page 23
Section 4.14    Title to Properties; Encumbrances ................   Page 24
Section 4.15    Plant and Equipment ..............................   Page 25
Section 4.16    Environmental Laws ...............................   Page 25
Section 4.17    Intellectual Property ............................   Page 26
Section 4.18    Labor Matters ....................................   Page 27
Section 4.19    Employment Matters ...............................   Page 28
Section 4.20    Compliance with Laws .............................   Page 28
Section 4.21    Contracts ........................................   Page 29
Section 4.22    Insurance ........................................   Page 29
Section 4.23    Opinion of Financial Advisor .....................   Page 29
Section 4.24    Rights Agreement .................................   Page 29
Section 4.25    Brokers or Finders ...............................   Page 30
Section 4.26    Transactions with Affiliates .....................   Page 30
Section 4.27    Full Disclosure ..................................   Page 30
Section 4.28    Legal and Accounting Fees ........................   Page 30
Section 4.29    Cash and Marketable Securities ...................   Page 30



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                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                              OF PARENT AND SUB

Section 5.1     Organization .....................................   Page 31
Section 5.2     Authorization; Validity of Agreement;
                Necessary Action .................................   Page 31
Section 5.3     Consents and Approvals; No Violations ............   Page 31
Section 5.4     Sufficient Funds .................................   Page 32
Section 5.5     Share Ownership ..................................   Page 33
Section 5.6     Sub's Capitalization and Operations ..............   Page 33
Section 5.7     Brokers or Finders ...............................   Page 33


                                   ARTICLE VI

                                   COVENANTS

Section 6.1     Interim Operations of the Company ................   Page 34
Section 6.2     Access; Confidentiality ..........................   Page 37
Section 6.3     Reasonable Best Efforts ..........................   Page 38
Section 6.4     Proxy Statement; Form S-4 ........................   Page 40
Section 6.5     No Solicitation of Competing Transaction .........   Page 41
Section 6.6     Publicity ........................................   Page 43
Section 6.7     Notification of Certain Matters ..................   Page 43
Section 6.8     Directors' and Officers' Insurance and
                Indemnification ..................................   Page 44
Section 6.9     State Takeover Laws ..............................   Page 45
Section 6.10    Actions Regarding the Rights .....................   Page 45
Section 6.11    Recapitalization .................................   Page 46
Section 6.12    Financial Statements .............................   Page 46
Section 6.13    Employee Plan and Benefit Arrangements ...........   Page 46
Section 6.14    NASDAQ Listing ...................................   Page 46


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                                   ARTICLE VII

                                   CONDITIONS

Section 7.1     Conditions to the Stock Purchase .................   Page 47
Section 7.2     Conditions to Each Party's Obligation to
                Effect the Merger ................................   Page 47
Section 7.3     Conditions to the Obligations of Fremont and Sub .   Page 48
Section 7.4     Conditions to the Obligations of the Company .....   Page 49


                                  ARTICLE VIII

                                  TERMINATION

Section 8.1     Termination ......................................   Page 50
Section 8.2     Effect of Termination ............................   Page 52


                                   ARTICLE IX

                         DEFINITIONS AND INTERPRETATION

Section 9.1     Definitions ......................................   Page 52
Section 9.2     Interpretation ...................................   Page 61


                                   ARTICLE X

                                 MISCELLANEOUS

Section 10.1    Fees and Expenses ................................   Page 62
Section 10.2    Amendment and Modification .......................   Page 63
Section 10.3    Nonsurvival of Representations and Warranties ....   Page 63
Section 10.4    Notices ..........................................   Page 64
Section 10.5    Counterparts .....................................   Page 65
Section 10.6    Entire Agreement; No Third Party Beneficiaries ...   Page 65
Section 10.7    Severability .....................................   Page 65
Section 10.8    Governing Law ....................................   Page 65
Section 10.9    Enforcement ......................................   Page 66
Section 10.10   Time of Essence ..................................   Page 66
Section 10.11   Extension; Waiver ................................   Page 66
Section 10.12   Assignment .......................................   Page 66




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                AGREEMENT AND PLAN OF RECAPITALIZATION AND MERGER

                  AGREEMENT AND PLAN OF RECAPITALIZATION AND MERGER, dated as of March 26, 1999, by and among Fremont Investors I, LLC, a Delaware limited liability company ("Fremont"), Jupiter Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Fremont ("Sub") and Juno Lighting, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement have the meanings ascribed to them in Article IX hereof.

                  WHEREAS, the Board of Managers of Fremont and the respective Boards of Directors of the Company and Sub have determined that the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be advisable and in the best interests of their respective members or stockholders, and have approved the Merger, pursuant to which each Share issued and outstanding immediately prior to the Effective Time, will, except as otherwise provided herein, be converted into either (i) the right to retain such Shares at the election of the holder thereof and subject to the terms hereof or (ii) the right to receive $25.00 per Share in cash; and

                  WHEREAS, the Company Board of Directors has resolved to recommend that the holders of such Shares approve the Merger and this Agreement and the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, in furtherance thereof, the Board of Managers of Fremont and the Board of Directors of each of Sub and the Company have approved this Agreement and the Merger in accordance with the DGCL and upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, also in furtherance thereof, the Board of Managers of Fremont and the Board of Directors of the Company have approved the purchase by Fremont concurrently with the consummation of the Merger, of an aggregate of 1,060,000 shares of newly-authorized and issued Preferred Stock of the Company at a purchase price of $100 per share (the "Stock Purchase"); and

                  WHEREAS, the parties hereto intend that the transactions contemplated hereby be treated as a recapitalization for financial accounting purposes; and

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                  WHEREAS, Fremont, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the Stock Purchase.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the provisions of the DGCL, at the Effective Time, the Company and Sub shall consummate the Merger, pursuant to which (a) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section. Pursuant to the Merger, (x) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and (y) the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, by such certificate of incorporation or by such by-laws. The Merger shall have the effects specified in the DGCL.

                  Section 1.2 Effective Time. Fremont and the Company shall cause a certificate of merger to be executed and filed on the Closing Date (or on such other date as Fremont and the Company may agree) with the Secretary of State of Delaware as provided in the DGCL. The Merger shall become effective at such time as such certificate of merger is duly filed with the Secretary of State of the State of Delaware or such other time as is agreed upon by the parties and specified in the certificate of merger.

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                  Section 1.3 Closing. The closing of the Merger shall take
place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, IL at 10:00 a.m. on a date to be specified by the parties which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII hereof (the "Closing Date"), unless another date, time or place is agreed to in writing by the parties hereto.

                  Section 1.4 Directors and Officers of the Surviving Corporation. The directors of Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Company Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

                  Section 1.5 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

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                  Section 1.6       Stockholders' Meeting.

                    (a) In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:


                            (i) duly call, give notice of, convene and hold a
              special or annual meeting of its stockholders (the "Special Meeting") as promptly as practicable for the purpose of considering and taking action upon the approval of the Merger, the approval and adoption of this Agreement, the approval of the Amendment of the Certificate of Incorporation of the Company (the "Amendment") as described in Section 3.1 hereof, the approval of the Stock Purchase and the approval of the creation of a new stock option plan of the Company having a share reserve of 940,000 shares of Common Stock (the "New Option Plan") in the form attached hereto as Exhibit A;

                            (ii) prepare and file with the SEC a preliminary
              Proxy Statement relating to the Merger, this Agreement, the Amendment, the Stock Purchase and the New Option Plan and use its reasonable best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement and in the Registration Statement on Form S-4 in which the Proxy Statement shall be included (the "Form S-4") and, after consultation with Fremont, to respond promptly to any comments made by the SEC with respect to the Form S-4 and cause a definitive Proxy Statement, including any amendment or supplement thereto, to be mailed to its stockholders, provided that no amendment or supplement to such Proxy Statement will be made by the Company without consultation with Fremont and its counsel;

                            (iii) subject to Section 6.5 hereof, include in the
              Proxy Statement the recommendation of the Company Board of Directors that stockholders of the Company vote in favor of the approval of the Merger, the approval and adoption of this Agreement, the approval of the Amendment, the approval of the Stock Purchase and the approval of the New Option Plan;

                            (iv) subject to Section 6.5 hereof, use its
              reasonable best efforts to solicit from holders of Shares proxies in favor of the Merger, the Agreement, the Amendment, the Stock Purchase and the New Option Plan.

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              (b) Fremont will provide the Company with the information
concerning Fremont and Sub required to be included in the Proxy Statement. Fremont shall vote, or cause to be voted, all of the Shares then owned by it, Sub or any of its other Subsidiaries or Affiliates in favor of the approval of the Merger, the approval and adoption of this Agreement, and the approval of the Amendment, the Stock Purchase and the New Option Plan.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

              Section 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Sub or any holder of any Shares or any shares of capital stock of Sub:

              (a) Each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist.

              (b) Each Share that is owned by Sub, Fremont or any Subsidiary or Affiliate of Sub or Fremont shall automatically be cancelled and retired and shall cease to exist, and no cash, Shares or other consideration shall be delivered or deliverable in exchange therefor.

              (c) Except as otherwise provided herein and subject to Section 2.4, each issued and outstanding Share (other than any such Shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares) shall be converted into the following (the "Merger Consideration"):

                            (i) for each Share with respect to which an election
              to retain a Share has been effectively made and not revoked or lost, pursuant to Sections 2.3(c), (d) and (e) (such Shares, "Electing Shares"), the right to retain one fully paid and nonassessable Share (a "Non-Cash Election Share"); and




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                            (ii) for each Share (other than Electing Shares),
              the right to receive in cash from the Company following the Merger an amount equal to $25.00 (the "Cash Election Price").

              (d) As of the Effective Time, all Shares (other than Shares referred to in Section 2.1(c)(i) (but subject to Section 2.4) and Section 2.2) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall, to the extent such certificate represents such Shares, cease to have any rights with respect thereto, except the right to receive cash, including cash in lieu of fractional shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.6.

              Section 2.2 Dissenting Shares.

              (a) Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Merger Consideration, but, instead, the holders thereof shall be entitled only to such rights as are granted by the DGCL; provided, however, that if any holder of Shares who demands appraisal of his Shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted and represent only the right to receive the Merger Consideration set forth in Section 2.1(c) of this Agreement, but subject to Section 2.4 of this Agreement, without any interest thereon, upon surrender of the certificate or certificates representing such Shares pursuant to Section 2.6 hereof.

              (b) The Company shall give Fremont (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Fremont, make any payment with respect to any such demands for appraisal or settle or offer to settle any such demands.

              Section 2.3 Share Elections.

              (a) Each person who, on or prior to the Election Date referred to in Section 2.3(c) below, is a record holder of Shares will be entitled, with respect to all or any portion of his Shares, to make an unconditional election (a "Non-Cash




                                     Page 6
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Election") on or prior to such Election Date to retain Non-Cash Election Shares, on the basis hereinafter set forth.

              (b) Not later than five (5) business days prior to the mailing of the definitive Proxy Statement, Fremont shall appoint a nationally recognized bank or trust company (or another entity reasonably satisfactory to the Company) to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration.

              (c) Fremont shall prepare a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election"), and such Form of Election shall be mailed with the Proxy Statement to the record holders of Shares as of the record date for the Stockholders Meeting, which Form of Election shall be used by each record holder of Shares who wishes to elect to retain Non-Cash Election Shares for any or all Shares held, subject to the provisions of Section 2.4 hereof, by such holder. The Company will use its reasonable best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Shares during the period between such record date and the date of the Stockholders Meeting (the "Election Date"). Any such holder's election to retain Non-Cash Election Shares shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the Election Date, a Form of Election properly completed and signed and accompanied by certificates for the Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within five NASDAQ trading days after the date of execution of such guarantee of delivery).

              (d) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Fremont and the Company that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the Shares to which such Form of Election relates shall be promptly returned by the Exchange Agent to the stockholder submitting the same to the Exchange Agent.



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              (e) The determination of the Exchange Agent shall be binding as to
(i) whether or not elections to retain Non-Cash Election Shares have been properly made or revoked pursuant to this Section 2.3 with respect to Shares and
(ii) when elections and revocations were received by the Exchange Agent. If the Exchange Agent determines that any election to retain Non-Cash Election Shares was not properly made with respect to Shares, such Shares shall be treated by the Exchange Agent as Shares which were not Electing Shares at the Effective Time, and, subject to Section 2.4, such Shares shall be exchanged in the Merger for cash pursuant to Section 2.1(c)(ii). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.4, and any such computation shall be conclusive and binding on the holders of Shares. The Exchange Agent may, with the mutual agreement of Fremont and the Company, make such rules as are consistent with this Section 2.3 for the implementation of the elections provided for herein as shall be necessary or desirable to effect fully such elections.

              Section 2.4 Proration.

              (a) Notwithstanding anything in this Agreement to the contrary, the aggregate number of Shares to be converted into the right to retain Shares at the Effective Time shall be equal to 2,400,000 shares (the "Non-Cash Election Number") (excluding for this purpose any Shares to be cancelled pursuant to
Section 2.1(b)).

              (b) If the number of Electing Shares exceeds the Non-Cash Election Number, then each Electing Share shall be converted into the right to retain Non-Cash Election Shares and receive cash in accordance with the terms of
Section 2.1(c) in the following manner:

                            (i) A proration factor (the "Non-Cash Proration
              Factor") shall be determined by dividing the Non-Cash Election Number by the total number of Electing Shares;

                            (ii) The number of Electing Shares covered by each
              Non-Cash Election to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing Shares covered by such Non-Cash Election;

                            (iii) All Electing Shares, other than those shares
              converted into the right to receive Non-Cash Election Shares in

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              accordance with Section 2.4(b)(ii), shall be converted into cash
              (on a consistent basis among stockholders who made the election referred to in Section 2.1(c)(i), pro rata in accordance with the number of shares as to which they made such election) as if such shares were not Electing Shares in accordance with terms of
              Section 2.1(c)(ii).

              (c) If the number of Electing Shares is less than the Non-Cash Election Number, then:

                            (i) all Electing Shares shall be converted into the
              right to retain Non-Cash Election Shares in accordance with the terms of Section 2.1(c)(i);

                            (ii) additional Shares other than Electing Shares
              and Dissenting Shares shall be converted into the right to retain Non-Cash Election Shares in accordance with the terms of 2.1(c)(i) in the following manner:

                                    (A) a proration factor (the "Cash Proration
                                    Factor") shall be determined by dividing (x) the Non-Cash Election Number less the number of Electing Shares, by (y) the total number of Shares issued and outstanding immediately prior to the Effective Time other than Electing Shares and Dissenting Shares; and

                                    (B) the number of Shares in addition to
                                    Electing Shares to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Cash Proration Factor by the total number of Shares issued and outstanding immediately prior to the Effective Time other than Electing Shares and Dissenting Shares.

                            (iii) subject to Section 2.2, Shares subject to
              clause (ii) of this paragraph (c) shall be converted into the right to retain Non-Cash Election Shares in accordance with
              Section 2.1(c)(i) (on a consistent basis among stockholders who held Shares as to which they did not make the election referred to in Section 2.1(c)(i), pro rata in accordance with the number of shares as to which they did not make such election).

              (d) If the number of Electing Shares equals the Non-Cash Election Number, then there shall be no proration pursuant to this Section 2.4.

              Section 2.5 Stock Options.

              Stock Options outstanding as of the Effective Time shall remain outstanding subject to the terms of such Stock Option and the applicable Company Stock Plan. The Company will take all actions reasonably necessary to provide that, after June 30, 1999, no new offering period will be commenced under the Company's 1996 Employee Stock Purchase Plan.

              Section 2.6 Surrender of Shares; Transfer Books.

              (a) As soon as reasonably practicable as of or after the Effective Time, the Company shall deposit with the Exchange Agent, for the benefit of the holders of Shares, the cash portion of the Merger Consideration for exchange in accordance with this Article 2. Such funds shall be invested by the Exchange Agent as directed by the Company. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Company.

              (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of Shares of record at the Effective Time who did not submit a valid Form of Election in accordance with Section 2.3 hereof a letter of transmittal and instruction for use in surrendering the certificates for such shares in return for the Merger Consideration. Each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full Non-Cash Election Shares, if any, to be retained by the holder thereof pursuant to this Agreement and the amount of cash, if any, into which the number of Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares which have been converted, in whole or in part, pursuant to this Agreement into the right to receive cash, and if such

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certificates are presented to the Company for transfer, they shall be against delivery of cash and, if appropriate, certificates for Non-Cash Election Shares. If any certificate of such Non-Cash Election Shares is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Non-Cash Election Shares in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.6(b), each certificate for Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Non-Cash Election Shares.

              (c) No dividends or other distributions with respect to Non-Cash Election Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for Shares with respect to the Non-Cash Election Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6(e) until the surrender of such certificate in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole Non-Cash Election Shares issued in connection therewith, without interest, (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Non-Cash Election Shares to which such holder is entitled pursuant to
Section 2.6(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Non-Cash Election Shares, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Non-Cash Election Shares.

              (d) All cash paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.6(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares (and the associated Rights) exchanged for cash theretofore represented by such certificates.

                           (e)      With respect to fractional shares:

                            (i) No certificates or scrip representing fractional
              shares of Non-Cash Election Shares shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Company after the Merger; and

                            (ii) Notwithstanding any other provision of this
              Agreement, each record holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Non-Cash Election Share (after taking into account all Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) in lieu of such fractional shares in an amount equal to the Cash Election Price.

              (f) In the event any certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such Non-Cash Election Shares and cash (and cash in lieu of fractional shares) as may be required pursuant to the foregoing provisions of this Section 2.6; provided, however, that Fremont or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Fremont, the Surviving Corporation or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

              (g) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.6 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing Shares for six months after the Effective Time shall be delivered to the Company upon demand, and any holders of Shares prior to the Merger who have not theretofore complied with this Article 2 shall thereafter look only to the Company and only as general creditors thereof for payment of their claim for cash, if any, Non-Cash Election Shares, if any, any cash in lieu of fractional shares of Non-Cash Election Shares, or any dividends or distributions with respect to Non-Cash Election Shares, as applicable, to which such holders my be entitled.

              (h) None of Fremont, Sub, the Company nor the Exchange Agent shall be liable to any person in respect of any shares of Non-Cash Election Shares

(or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash, if any, any cash in lieu of fractional shares of Non-Cash Election Shares, or any dividends or distributions with respect to Non-Cash Election Shares in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.


                                   ARTICLE III

                             STOCK PURCHASE AND SALE

                  Section 3.1 Amendment of Certificate of Incorporation. The Company shall take all actions necessary, subject to the required approval of the stockholders of the Company, to file with the Secretary of State of the State of Delaware, immediately prior to the Effective Time, the Amendment to the Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B, creating a new class of stock of the Company, to be entitled "Preferred Stock," authorizing for issuance 5,000,000 shares of such Preferred Stock and designating 2,000,000 of such shares as "Series A Convertible Preferred Stock" (the "Series A Preferred").

              Section 3.2 Purchase and Sale of Preferred Shares.

              (a) Upon the terms and subject to the conditions of this Agreement, the Company shall sell to Fremont, and Fremont shall purchase from the Company, an aggregate of 1,060,000 shares of Series A Preferred (the "Preferred Shares").

              (b) The Company represents and warrants that the Preferred Shares, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be issued free of preemptive rights, options, liens, encumbrances or security interests.

              Section 3.3 Purchase Price. The purchase price for the Preferred Shares shall be $100 per share, or an aggregate of $106,000,000 (the "Purchase Price").

              Section 3.4 Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Preferred Shares contemplated by this Agreement shall take place on the Closing Date, as such date may be determined in accordance with Section 1.3.

              Section 3.5 Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to Fremont:

              (a) stock certificates evidencing the Preferred Shares; and

              (b) a receipt for the amounts paid to the Company pursuant to
Section 3.6 hereto.

              Section 3.6 Closing Deliveries by Fremont. At the Closing, Fremont shall deliver to the Company, in immediately available funds by check or by wire transfer to an account at a United States bank designated in writing by the Company, which designation shall be delivered to Fremont at least three (3) business days prior to the Closing, an amount equal to the Purchase Price.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

              Except as set forth in the Disclosure Schedule prepared and signed by the Company and delivered to Fremont simultaneously with the execution hereof, the Company represents and warrants to Fremont and Sub that as of the date hereof (or, if made as of a specified date, as of such date):

              Section 4.1 Organization; Qualification. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required or, if the Company is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any Company Material Adverse Effect. As used in this Agreement,

"Company Material Adverse Effect" or "Company Material Adverse Change" means any change(s) or effect(s) that, individually or in the aggregate, are materially adverse to the financial condition, business or results of operations of the Company and the Company Subsidiaries, taken as a whole, excluding in all cases:
(i) events or conditions generally affecting the industry in which the Company and the Company Subsidiaries operate or arising from changes in general business or economic conditions; (ii) any change or effect resulting from any change in law or generally accepted accounting principles, which generally affects entities such as the Company; and (iii) any change or effect resulting from compliance by the Company with the terms of this Agreement or any agreement contemplated hereby.

              Section 4.2 Subsidiaries and Affiliates. Section 4.2 of the Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business and the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or have any direct or indirect equity or ownership interest in any other business, other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company free and clear of all Liens and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any person except the Company. Each Company Subsidiary (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required or, if a Company Subsidiary is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without a Company Material Adverse Effect. The Company has heretofore delivered to Fremont complete and correct copies of the certificate of incorporation and by-laws or comparable charter documents of each Company Subsidiary, as presently in effect.

              Section 4.3 Capitalization.

              (a) The authorized capital stock of the Company consists of 50,000,000 Shares. As of March 26, 1999, (i) 18,597,027 Shares are issued and outstanding, (ii) no Shares were issued and held in the treasury of the Company,
(iii) 600,000 Shares were reserved for issuance upon exercise of Company Options under the

Company's 1993 Stock Option Plan (the "1993 Plan") and (iv) 400,000 shares were reserved for issuance under the Company's 1996 Employee Stock Purchase Plan (the "1996 Plan"). All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There is no Voting Debt of the Company or any Company Subsidiary issued and outstanding. Except as set forth above and except for (i) the Rights,
(ii) the Transactions, and (iii) changes in the number of outstanding Shares since March 26, 1999, resulting from the exercise of Stock Options outstanding as of March 26, 1999, under the 1993 Plan, and the exercise of options to purchase up to 11,064 shares under the 1993 Plan (x) there are no shares of capital stock of the Company authorized, issued or outstanding; (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (z) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares, or the capital stock, of the Company, or any Company Subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity.

              (b) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any of the Company Subsidiaries.

              (c) No material indebtedness of the Company or any Company Subsidiary contains any restriction upon (i) the prepayment of any such indebtedness of the Company or any Company Subsidiary, (ii) the incurrence of indebtedness by the Company or any Company Subsidiary or (iii) the ability of the Company or any Company Subsidiary to grant any lien on the properties or assets of the Company or any Company Subsidiary.

              Section 4.4 Authorization; Validity of Agreement; Company Action. The Company has full corporate power and authority to execute and deliver this Agreement and assuming the required approval of the stockholders of the Company as contemplated by Section 1.6 hereof) to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions have been duly authorized by the Company Board of Directors and, except for obtaining the approval of its stockholders as contemplated by Section 1.6, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the other parties thereto, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

              Section 4.5 Board Approvals Regarding Transactions. The Company Board of Directors, at a meeting duly called and held, has unanimously (i) determined that each of the Agreement, the Merger, the Stock Purchase, the Amendment and the New Stock Option Plan are fair to and in the best interests of the stockholders of the Company, (ii) approved the Transactions, and (iii) resolved to recommend (subject to Section 6.5 hereof) that the stockholders of the Company approve and adopt this Agreement, the Merger, the Amendment, the Stock Purchase and the New Stock Option Plan and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. The action taken by the Company Board of Directors constitutes approval of the Merger, the Amendment, the Stock Purchase and the other Transactions by the Company Board of Directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the other Transactions and, to the Company's knowledge, no other state takeover statute is applicable to the Merger or the other Transactions.

              Section 4.6 Consents and Approvals; No Violations. Except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Securities Act, the Exchange Act, the HSR Act, the DGCL and any applicable state securities or blue sky laws, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of the Company or any Company Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or any private third party, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Agreement, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such failures to make such filings, or obtain such permits, authorizations, consents or approvals or such violations, breaches or defaults which would not have a Company Material Adverse Effect.

              Section 4.7 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Fremont, true and complete copies of, the Company SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. The Financial Statements have been prepared from, and are in accordance with, in all material respects, the books and records of the Company and the Company Subsidiaries, on a consolidated basis, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, as permitted by Rule
10.01 of Regulation S-X promulgated under the Exchange Act) applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and the Company Subsidiaries, on a consolidated basis, as of the times and for the periods referred to therein (subject, in the case of unaudited financial statements, to customary year-end audit adjustments).

              Section 4.8 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements or the Company SEC Documents filed prior to the date hereof, (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (c) liabilities incurred in connection with the Transactions, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a Company Material Adverse Effect.

To the knowledge of the Company, the reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

              Section 4.9 Inventory. All of the inventories of the Company and each Company Subsidiary, whether reflected in the Balance Sheet or otherwise, consist, in all material respects, of a quality and quantity usable and salable in the ordinary and usual course of business, except for items of obsolete materials and materials of below-standard quality, all of which have been written off or written down on the Balance Sheet to fair market value or for which reserves believed by the Company to be adequate have been provided therein. All material inventories not written off have been priced at the lower of average cost or market. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive in any material respect, but are reasonable and warranted in the present circumstances of the Company and each Company Subsidiary. All work in process and finished goods inventory is free of any material defect or other material deficiency.

              Section 4.10 Absence of Certain Changes. Since the Balance Sheet Date, except as disclosed in the Company SEC Documents filed prior to the date hereof, (i) the Company and each Company Subsidiary has conducted its respective business only in the ordinary and usual course, (ii) there has not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise or any changes in the Company's relationships with its customers and suppliers) having or reasonably likely to have a Company Material Adverse Effect, and (iii) the Company has not taken any action which would have been prohibited under Section 6.1 if such section applied to the period between the Balance Sheet Date and the date of execution of this Agreement.

              Section 4.11 Litigation. Except as disclosed in the Company SEC Documents filed prior to the date hereof, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary which, if determined or resolved adversely to the Company or any Company Subsidiary, would have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any judgment, order or decree which may have a Company Material Adverse Effect.

              Section 4.12 Employee Benefit Plans.

              (a) The Disclosure Schedule contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement (the "Company Stock Plans"); each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Company Subsidiary (each, a "Plan"). Neither the Company, any Company Subsidiary nor any ERISA Affiliate has any commitment or formal plan to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Company Subsidiary, except for modifications or changes contemplated herein or required by law as a condition of obtaining or retaining the Company's intended ERISA, tax, securities or accounting treatment with respect to such Plan.

              (b) The Company has heretofore delivered to Fremont true and complete copies of each Plan and any amendments thereto (or if a Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

              (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due). Insofar as the representation made in this Section 4.12(c) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five year period ending on the last day of the most recent plan year ended prior to the Closing Date.

              (d) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

              (e) With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

              (f) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date. All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made.

              (g) No Title IV Plan is a "multi-employer pension plan," as defined in Section 3(37) of ERISA, nor is any Title IV Plan a plan described in
Section 4063(a) of ERISA. Neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full).

              (h) Neither the Company or any Company Subsidiary, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Company Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

              (i) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code, except where the failure to so operate or administer such Plan would have a Company Material Adverse Effect.

              (j) Each Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

              (k) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the

Company or any Company Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

              (l) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

              (m) The consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

              (n) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

              Section 4.13 Taxes.

              (a) The Company and the Company Subsidiaries have timely filed (or have had timely filed on their behalf) with the appropriate Tax Authorities (as hereinafter defined) all material Tax Returns (as hereinafter defined) required to be filed by Company and the Company Subsidiaries and such Tax Returns are true, correct, and complete in all material respects;

              (b) The Company and the Company Subsidiaries have paid, or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse) an adequate accrual in accordance with GAAP for the payment of, all Taxes (as hereinafter defined) for all periods ending through the Closing Date;

              (c) There are no material Liens for Taxes upon any property or assets of the Company or the Company Subsidiaries, except for Liens for Taxes not yet due or being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

              (d) No Federal, state, local or foreign audits, investigations, claims or other administrative proceedings ("Audits") are presently pending with regard to any material Taxes or material Tax Returns of the Company or the Company Subsidiaries, and to the knowledge of Company and the Company Subsidiaries, no Audit is threatened;

              (e) The Tax Returns of the Company and the Company Subsidiaries have been examined by the applicable Tax Authority, and for any year that a Tax Return was examined, no material adjustments were asserted as a result of such examination which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of the Company or the Company Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any such period not so audited which, if such deficiency were finally resolved against the Company or the Company Subsidiaries, would have a Company Material Adverse Effect;

              (f) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or the Company Subsidiaries, and no power of attorney granted by the Company or the Company Subsidiaries with respect to any Taxes is currently in force;

              (g) Neither the Company nor any Company Subsidiary is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes; and

              (h) Neither the Company nor any Company Subsidiary has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) and is not subject to Treas. Reg. 1.1502-6 for any period.

              Section 4.14 Title to Properties; Encumbrances. Each of the Company and the Company Subsidiaries has good, valid and marketable title to all the material properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet (except for property disposed of since the Balance Sheet Date in the ordinary course of business and consistent with past practice), and all the material properties and assets purchased by the Company and the Company Subsidiaries since the Balance Sheet Date, which subsequently acquired material properties and assets (other than inventory and short term investments) are listed in the Disclosure Schedule. All properties and assets reflected in the Balance Sheet are free and clear of all Liens except, with respect to all such properties and assets, (a) Liens shown on the Balance Sheet and Liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists; (b) Liens which do not materially detract from the value or impair the use of the property subject thereto, or materially impair the operations of the Company or any Company Subsidiary; and (c) Liens for current taxes not yet due. The rights, properties and other assets presently owned, leased or licensed by the Company and the Company Subsidiaries and described elsewhere in this Agreement include all rights, properties and other assets reasonably necessary to permit the Company and the Company Subsidiaries to conduct their businesses in all material respects in the same manner as their businesses have been conducted prior to the date hereof.

              Section 4.15 Plant and Equipment. The plants, structures and equipment of the Company and each Company Subsidiary are in reasonably good operating condition and repair, ordinary wear and tear excepted, and are reasonably adequate for the uses to which they are being put. None of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

              Section 4.16 Environmental Laws. Except as disclosed in the Company SEC Documents filed prior to the date hereof, (a) the Company and each Company Subsidiary are in compliance in all respects with all Environmental Laws, including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions thereof except where the failure to so comply would not have a Company Material Adverse Effect; (b) neither the Company nor any Company Subsidiary has received any communication or notice, whether from a Governmental Entity or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Company any Company Subsidiary or for which the any of them is responsible, and there is no pending or, to the Company's knowledge, threatened Environmental Claim, except where such Environmental Claim would not have a Company Material Adverse Effect or otherwise require disclosure in the Company SEC Documents; and (c) to the Company's knowledge, there are no past or present facts or circumstances that could form the basis of any Environmental Claim against the Company or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, would not have a Company Material Adverse Effect or otherwise require disclosure in the Company SEC Documents. All material permits and other governmental authorizations currently held or required to be held by the Company and the Company Subsidiaries pursuant to any Environmental Laws are identified in the

Disclosure Schedule. The Company has provided to Fremont all material assessments, reports, data, results of investigations or audits, and other information that is in the possession of the Company regarding environmental matters pertaining to, or the environmental condition of the business of, the Company and the Company Subsidiaries, or the compliance (or noncompliance) by the Company or any Company Subsidiary with any Environmental Laws.

              Section 4.17 Intellectual Property.

              (a) The Company owns or has the right to use all the Company Intellectual Property, free and clear of all Liens, except where the failure to own or posses such Company Intellectual Property would not have a Company Material Adverse Effect. The Company or one of the Company Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for all material applications, registrations or patents included in the Company Intellectual Property, and all of the foregoing are listed on Section 4.17(a) of the Disclosure Schedule and are validly subsisting.

              (b) Section 4.17(b) of the Disclosure Schedule sets forth a list of all license agreements under which the Company or any of the Company Subsidiaries has granted the right to use the Company Intellectual Property or received the right to use any Intellectual Property of any third party, and the Company is not in default under any such license.

              (c) No person has a right to receive a royalty or similar payment in respect of any item of the Company Intellectual Property pursuant to any contractual arrangements entered into by the Company or otherwise. To the knowledge of the Company, no former or present employees, officers or directors of the Company hold any right, title or interest, directly or indirectly, in whole or in part, in or to any of the Company Intellectual Property.

              (d) To the knowledge of the Company, the conduct of the business of the Company does not violate or infringe upon any Intellectual Property right of any third party, and there is no pending or, to the knowledge of the Company, threatened opposition, interference, re-examination, cancellation, claim of invalidity or other legal or governmental proceeding in any jurisdiction involving any of the Company Intellectual Property. There are no claims or suits pending or, to the knowledge of the Company, threatened, and the Company has received no written notice of any claim or suit (i) alleging that the conduct of the Company's business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party or

(ii) challenging the ownership, use, validity or enforceability of the Company Intellectual Property which, if adversely determined, would have a Company Material Adverse Effect. To the knowledge of the Company, none of the Company Intellectual Property of the Company is being violated or infringed upon by any third party. There are no settlements, consents, judgments, orders or other agreements which restrict the Company's rights to use any of the Company Intellectual Property.

              (e) The Company has taken reasonable steps to ensure that all Date Data and Date-Sensitive Systems of the Company and the Company Subsidiaries will be Year 2000 Compliant by December 31, 1999. As used herein: (i) "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information, (ii) "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by the Company or any Company Subsidiary for its internal use, or which the Company or any Company Subsidiary sells, leases, licenses, assigns or otherwise provides, or the provision or operation of which the Company or any Company Subsidiary provides the benefit, to its customers, vendors, suppliers, affiliates or any other third party, and (iii) "Year 2000 Compliant" means (A) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (B) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

              Section 4.18 Labor Matters. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Company Subsidiary. None of the employees of the Company or any Company Subsidiary are represented by any labor organization and neither the Company or any Company Subsidiary has any knowledge of any current union organizing activities among the employees of the Company or any Company Subsidiary, nor does any question concerning representation exist concerning such employees. Within the past twelve (12) months, neither the Company nor any Company Subsidiary has received notice from any union of its desire to terminate any collective bargaining agreements. There is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or, to the knowledge of the Company or any Company Subsidiary, threatened before the National Labor Relations Board. There is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary and during the past five (5) years there has not been any such action. There is no grievance or arbitration proceeding which could reasonably have a Company Material Adverse Effect. No collective bargaining agreement which is binding on the Company or any Company Subsidiary restricts any of them from relocating or closing any of their operations.

              Section 4.19 Employment Matters.

              (a) There are no employment contracts or severance agreements with any employees of the Company or any Company Subsidiary and there are no written personnel policies, rules or procedures applicable to employees of the Company or any Company Subsidiary. To the Company's knowledge, no key employee or group of employees has any plans to terminate their employment with the Company or any Company Subsidiary as a result of the Transactions or otherwise.

              (b) To the knowledge of the Company, since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), the Company and the Company Subsidiaries have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of facility of the Company or any Company Subsidiary, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Company Subsidiary; nor has the Company or any Company Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. To the knowledge of the Company, none of the employees of the Company and the Company Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) in the past five years.

              Section 4.20 Compliance with Laws. The Company and the Company Subsidiaries are in compliance with, and have not violated any applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof which materially affects the business, properties or assets of the Company and the Company Subsidiaries except where such non-compliance or violation would not have a Company Material Adverse Effect, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any Company Subsidiary alleging any such violation, except for any matter which does not have a Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a Company Material Adverse Effect.

              Section 4.21 Contracts. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a Company Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not have a Company Material Adverse Effect. Section 4.21 of the Disclosure Schedule sets forth a true and complete list of (i) all material Company Agreements entered into by the Company or any of the Company Subsidiaries since November 30, 1998 and all amendments to any Company Agreements included as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and (ii) all non-competition agreements imposing restrictions on the ability of the Company or any of the Company Subsidiaries to conduct business in any jurisdiction or territory.

              Section 4.22 Insurance. The Disclosure Schedule contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company and each Company Subsidiary. All such policies are in full force and effect, all premiums due and payable have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

              Section 4.23 Opinion of Financial Advisor. The Company has received the opinion of the Financial Advisor dated as of the date hereof, to the effect that, as of such date and based upon and subject to the matters set forth therein, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view. The Company has been authorized by to include such opinion in its entirety in the Proxy Statement.

              Section 4.24 Rights Agreement. The Company has taken all action which may be necessary under the Rights Agreement, including entering into any necessary amendments to the Rights Agreement and the approval of such amendments by the Company Board of Directors, so that the execution of this Agreement and any amendments thereto by the parties hereto and the consummation of the Transactions shall not cause (i) Fremont and/or Sub to become an Acquiring Person (as defined in the Rights Agreement), (ii) a Distribution Date or a Shares Acquisition Date (as such terms are defined in the Rights Agreement) to occur, or (iii) the provisions of Section 13 of the Rights Agreement to be triggered.

              Section 4.25 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions except for the Financial Advisor. True and correct copies of all agreements between the Company and the Financial Advisor including, without limitation, any fee arrangements have been provided to Fremont prior to the date hereof.

              Section 4.26 Transactions with Affiliates. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 4.26 of the Disclosure Schedule, since November 30, 1998, there have been no transactions, agreements, arrangements or understandings between the Company and its affiliates that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

              Section 4.27 Full Disclosure. The Company has not failed to disclose to Fremont any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Company. No representation or warranty by the Company in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by the Company to Fremont or any of its representatives pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. The representations and warranties contained in this Section 4.27 shall not apply to
(i) financial projections or pro forma information, or (ii) any event or condition generally affecting the industry in which the Company and the Company Subsidiaries operate.

              Section 4.28 Legal and Accounting Fees. As of February 28, 1999, there were unpaid, incurred and accrued legal and accounting fees and disbursements of the Company and the Company Subsidiaries aggregating approximately $500,000.

              Section 4.29 Cash and Marketable Securities. As of February 28, 1999, the Company possessed cash and marketable securities in an amount at least equal to $103,650,000.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

           Fremont and Sub represent and warrant to the Company that:

              Section 5.1 Organization. Fremont is a limited liability company and Sub is a corporation and each is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each of Fremont and Sub is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required or, if Fremont or Sub is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without preventing or materially delaying the consummation of the Transactions or impairing its ability to perform its obligations hereunder.

              Section 5.2 Authorization; Validity of Agreement; Necessary Action. Each of Fremont and Sub has full corporate or other power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Fremont and Sub of this Agreement and the consummation of the Merger, the Stock Purchase and the Transactions have been duly authorized by the Board of Managers of Fremont, Board of Directors of Sub and by Fremont as the sole stockholder of Sub, and no other corporate or other action on the part of Fremont or Sub is necessary to authorize the execution and delivery by Fremont and Sub of this Agreement or the consummation of the Transactions. This Agreement has been duly executed and delivered by Fremont and Sub, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Fremont and Sub, enforceable against each of them in accordance with its terms.

              Section 5.3 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Securities Act, the Exchange Act, the HSR Act, the DGCL, and any applicable state securities or blue sky laws, none of the execution, delivery or performance of this Agreement by Fremont or Sub, the consummation by Fremont or Sub of the Transactions or compliance by Fremont or Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or formation, by-laws, operating agreement, or similar organizational documents of Fremont or Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or any private third party, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Fremont, or any of its Subsidiaries or Sub is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Fremont, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, either prevent the consummation of the Transactions or impair its ability to perform its obligations hereunder.

              Section 5.4 Sufficient Funds. Fremont has obtained, on behalf of the Company, (i) an executed commitment letter dated March 26, 1999 from NationsBank, N.A. and NationsBanc Montgomery Securities, LLC for a senior secured credit facility in the aggregate amount of $125,000,000, and (ii) an executed highly confident letter dated March 26, 1999 from NationsBanc Montgomery Securities, LLC for a private placement offering of debt securities which contemplates the Company receiving gross proceeds of not less than $125,000,000 (such credit facility and private placement offering, collectively, the "Debt Financing" and such commitment letter and highly confident letter, collectively, the "Debt Financing Letters"). Fremont will have available to it at the Closing the funds necessary to pay the Purchase Price for the Preferred Shares. Assuming the accuracy of the representations and warranties of the Company contained herein and that the Company has unrestricted cash of at least $107,000,000 immediately prior to the Effective Time (the "Unrestricted Cash"), the Debt Financing, the Unrestricted Cash and the proceeds received by the Company from the issuance of the Preferred Shares to Fremont will provide sufficient funds to (i) pay the aggregate Merger Consideration, (ii) prepay, redeem, refinance or renegotiate the Company's existing indebtedness, if required to consummate the Merger and the other transactions contemplated hereby, (iii) pay the fees and expenses of the Financial Advisor and the Company's legal counsel, (iv) consummate all of the other transactions contemplated by this Agreement, and (v) provide sufficient working capital needs of the Company following the Merger. True and complete copies of the Debt Financing Letters have been furnished to the Company. Neither Fremont, Sub nor any of their Affiliates will terminate, amend or modify in any respect the Debt Financing Letters in a manner which will prevent the consummation of such financing, or materially delay the timing thereof, without prior written consent of the Company. Fremont has fully paid any and all commitment fees or other fees required by the Debt Financing Letters to be paid as of the date hereof (and, subject to Section 10.1(b), will duly pay any such fees after the date hereof). Fremont expects that it will cause the Surviving Corporation to pay all outstanding trade payables and other liabilities of the Company incurred prior to the Closing in the ordinary course of business consistent with past practice. The Debt Financing Letters are valid and in full force and effect and no event has occurred which (with or without notice, lapse of time or both) would constitute a default on the part of Fremont or Sub thereunder or would prevent the consummation of the Debt Financing. As of the date hereof, Fremont does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in the Debt Financing Letters not being satisfied. Fremont believes that the Debt Financing will not create any liability to the directors and stockholders of the Company under any federal or state fraudulent conveyance or transfer law. Fremont is currently solvent and further believes that, upon the consummation of the Transactions and any other transactions or operations involving the Surviving Corporation hereafter, including, without limitation, the Debt Financing, the Surviving Corporation (i) will not become insolvent, (ii) will not be left with unreasonably small capital, (iii) will not have incurred debts beyond its ability to pay such debts as they mature, and that the capital of the Company will not become impaired.

              Section 5.5 Share Ownership. None of Fremont, Sub or any of their respective Affiliates or Associates beneficially owns any Shares.

              Section 5.6 Sub's Capitalization and Operations. The authorized capital stock of Sub consists of one thousand (1,000) shares of Common Stock, one hundred (100) of which are outstanding and owned by Fremont. Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions. Except for (i) obligations or liabilities incurred in connection with its incorporation and (ii) this Agreement, Sub has not incurred, directly or indirectly, any obligation or liabilities of any type or kind whatsoever, or entered into any agreements or arrangements with any Person.

              Section 5.7 Brokers or Finders. Neither Fremont nor any of its Subsidiaries or its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the Transactions, except for fees payable in connection with the financing of the Transactions.

                                   ARTICLE VI

                                    COVENANTS

              Section 6.1 Interim Operations of the Company. The Company covenants and agrees that prior to the Effective Time, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 6.1 of the Disclosure Schedule, or (iii) as consented to in writing by Fremont (which consent shall not be unreasonably withheld), after the date hereof:

              (a) the business of the Company and the Company Subsidiaries shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, and each of the Company and the Company Subsidiaries shall use its reasonable best efforts to preserve its business organization intact, keep available the services of its current officers and key employees and maintain its existing relations with franchisees, customers, suppliers, creditors, business partners and others having business dealings with it;

              (b) neither the Company nor any Company Subsidiary shall: (i) amend its certificate of incorporation or by-laws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than Shares (and associated Rights) reserved for issuance on the date hereof pursuant to the exercise of Stock Options outstanding on the date hereof, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock except (A) pursuant to the Rights Agreement and (B) for a cash dividend in the amount of $0.10 per share declared by the Board of Directors on March 15, 1999 and payable on April 15, 1999; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

              (c) neither the Company nor any of the Company Subsidiaries shall
(i) incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (ii) materially modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

              (d) neither the Company nor any of the Company Subsidiaries shall:
(i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) materially modify the terms of any indebtedness or other liability, other than modifications of short term debt in the ordinary and usual course of business and consistent with past practice; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except as described in the Disclosure Schedule as being in the ordinary course of business and consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to or in wholly owned Subsidiaries of the Company); or (v) enter into any material commitment or transaction (including, but not limited to, any capital expenditure or purchase, sale or lease of assets or real estate) except in the ordinary course of business consistent with past practice;

              (e) neither the Company nor any Company Subsidiary shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice;

              (f) except as otherwise specifically provided in this Agreement, make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business consistent with past practice) or to Persons providing management services, except as required by any Plan, or enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

              (g) except as otherwise specifically contemplated by this Agreement or as specifically set forth in the Disclosure Schedule and except as required by law, pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit not required by any Plan to any officer, director, employee or Affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice; adopt or (except as required pursuant to any Plan) pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or, except as required by law, amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

              (h) except in the ordinary course of business consistent with past practice, neither the Company nor any Company Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Fremont;

              (i) neither the Company nor any of the Company Subsidiaries shall enter into any contract or transaction relating to the purchase of material assets other than in the ordinary course of business consistent with prior practices;

              (j) neither the Company nor any Company Subsidiary shall pay, repurchase, discharge or satisfy any of its material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, or as required by law;

              (k) neither the Company nor any of the Company Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger and the Transactions);

              (l) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

              (m) neither the Company nor any of the Company Subsidiaries will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Stock Purchase or the Merger set forth in
Article VII not being satisfied, or would make any representation or warranty of the Company contained herein (other than representations and warranties which address matters only at a certain date or dates) inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Fremont, Sub or the holders of Shares to consummate the Merger or the Stock Purchase in accordance with the terms hereof or materially delay such consummation; and

              (n) neither the Company nor any of the Company Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

              Section 6.2 Access; Confidentiality. Upon prior notice by Fremont, the Company shall (and shall cause each of the Company Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Fremont, reasonable access during normal business hours prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of the Company Subsidiaries to) furnish promptly to the Fremont (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Fremont may reasonably request. Access shall include the right to conduct such environmental studies as Fremont, in its discretion, shall deem appropriate, subject to the limitations set forth in the preceding sentence. Until the Effective Time, unless otherwise required by law or in order to comply with disclosure requirements applicable to the Financing Documents (as defined in Section 6.3 below) or the Proxy Statement, Fremont will hold, and will cause its officers, employees, accountants, counsel, financing sources and other representatives to hold, any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement.

              Section 6.3 Reasonable Best Efforts.

              (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Fremont, Sub and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger and the other Transactions as promptly as practicable, including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (ii) the preparation of any disclosure documents requested by Fremont in order to facilitate financing of any of the Transactions (the "Financing Documents"), (iii) the use of reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would constrain, prevent or delay the consummation of the Merger and the Transactions, and (iv) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any third party or Governmental Entity necessary to be obtained prior to Closing. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither the Company nor any of the Company Subsidiaries shall be entitled to divest or hold separate or otherwise take or commit to take any action that limits Fremont's or Sub's freedom of action with respect of, or its ability to retain, the Company or any of the Company Subsidiaries or any material portions thereof or any of the businesses, product lines, properties or assets of the Company or any of the Company Subsidiaries, without Fremont's prior written consent.

              (b) Prior to the Closing, and subject to the Confidentiality Agreement, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger, the Stock Purchase, and the other Transactions; provided, however, that Fremont and/or Sub shall not be required to provide the Company with copies of any filings made by Fremont and/or Sub pursuant to the HSR Act. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Company shall use its reasonable best efforts to effect such transfers, amendments or modifications.

              (c) The Company and Fremont shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Fremont shall each request early termination of the HSR Act waiting period.

              (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Fremont or Sub to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions.

              (e) Fremont shall use its reasonable best efforts to cause the Debt Financing to be obtained substantially on the terms set forth in the Debt Financing Letters and Schedule 7.2(f) or to obtain alternative financing on terms no more onerous than the terms of the Debt Financing Letters and Schedule 7.2(f).

              (f) The Company agrees to provide, and will cause the Company, the Company Subsidiaries and its and their respective officers, employees and advisers to provide, reasonable cooperation in connection with the arrangement of the Debt Financing; provided that the terms and conditions of such financing may not require, prior to the Effective Time, the payment of any commitment or other similar fees by the Company, or the incurrence of any liabilities by the Company. Subject to Section 10.1(b), the parties acknowledge that the payment of any fees by the Company in connection with the Debt Financing shall be conditioned upon the consummation of the Merger.

              Section 6.4 Proxy Statement; Form S-4. Promptly following the date of this Agreement, the Company shall prepare the preliminary Proxy Statement, and the Company shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included. The Company will use its reasonable best efforts to have the Form S-4 declared effective as promptly as practicable after such filings. The Company will use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Company shall also take any action required to be taken under any applicable state securities laws in connection with the registration and qualification of common stock of the Company following the Merger. The information provided by the Company for use in the Form S-4 and the Proxy

Statement, and to be supplied by Fremont and Sub in writing specifically for use in the Form S-4 and the Proxy Statement shall, at the time the Form S-4 becomes effective and at the time of the mailing of the Proxy Statement and on the date of the Special Meeting referred to in Section 1.6, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. The Company, Fremont and Sub each agree to correct any information provided by it for use in the Form S-4 or the Proxy Statement which shall have become false or misleading. Fremont, Sub and the Company will cooperate with each other in the preparation of the Form S-4 and the Proxy Statement; without limiting the generality of the foregoing, the Company will notify Fremont as promptly as practicable of the receipt of any comments from the SEC with respect to the Form S-4, of any request by the SEC for any amendment to the Form S-4 or for additional information, and of the effectiveness of the Form S-4. All filings with the SEC, including the Form S-4 and any amendment thereto, and all mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Fremont (which consent or approval by Fremont shall not be unreasonably withheld or delayed). Fremont and Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Form S-4 and any preliminary version of the Proxy Statement filed by it and to cause the definitive Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time.

              Section 6.5 No Solicitation of Competing Transaction.

              (a) The Company (and the Company Subsidiaries and Affiliates of the Company) will not, and the Company (and the Company Subsidiaries and Affiliates of the Company) will use their reasonable best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to knowingly facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below) of the Company or any Company Subsidiary or Affiliate or an inquiry with respect thereto or (ii) in the event of an unsolicited written Takeover Proposal for the Company or any Company Subsidiary or Affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Fremont or any of its Affiliates or representatives) relating to any Takeover Proposal. The Company shall notify Fremont as promptly as practicable of any inquiries, expressions of interest, proposals or offers received by the Company or any of the Company's representatives relating to any Takeover Proposal or the possibility or consideration of making a Takeover Proposal (a "Takeover Proposal Interest") indicating, in connection with such notice, the name of the Person indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers. At any time prior to adoption of this Agreement by the holders of Shares, the Company Board of Directors may, and may direct its officers, directors, employees, investment bankers, attorneys, accountants and other agents to, in response to any such Takeover Proposal Interest that has been determined by it to be a Superior Proposal (as defined in Section 6.5(d)), that was not solicited by it and that did not otherwise result from a breach of this
Section 6.5(a), (x) furnish information with respect to the Company and the Company Subsidiaries to any Person pursuant to a customary confidentiality agreement containing terms no less restrictive than the terms of the Confidentiality Agreement and (y) participate in negotiations regarding such Takeover Proposal. The Company agrees that it shall keep Fremont informed, on a current basis, of the status and terms of any Takeover Proposal Interest.

              (b) As used in this Agreement, "Takeover Proposal" when used in connection with the Company shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner 20% or more of the equity interest in, or 20% or more of the business or assets of, the Company, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person or any Subsidiary of such Person other than pursuant to the Transactions). Notwithstanding the foregoing, a "Takeover Proposal" shall not include any repurchase of Shares by the Company which is consummated without the issuance, directly or indirectly, to any third party of any equity securities of the Company or any Company Subsidiary or of debt securities of the Company or any Company Subsidiary convertible into equity securities, whether by direct issuance, merger or other transaction or series of transactions.

              (c) Nothing contained in this Agreement shall prevent the Company or the Company Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-9 or complying with Rule 14e-2(a) promulgated under the Exchange Act, (ii) making any disclosure to its stockholders, if, in the good faith judgment of the Company Board of Directors, with the advice of outside counsel, failure to disclose would constitute a breach of its fiduciary duties to the Company's stockholders under applicable law (including a duty of candor), (iii) issuing a press release or publicly disclosing the terms of this Agreement in accordance with Section 6.6 hereof; (iv) proceeding with the Transactions or (v) taking any action which in the opinion of outside counsel is required pursuant to a final, non-appealable order entered by a court of competent jurisdiction.

              (d) Neither the Company Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Fremont, the approval or recommendation of the Company Board of Directors or such committee of the Merger, this Agreement and the Transactions, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) enter into any agreement, letter of intent, or agreement in principle with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of Shares, the Company Board of Directors determines in good faith, after it has received an unsolicited Superior Proposal (as defined below) in writing that was not solicited in violation of Section 6.5(a) hereof, that, based on the advice of the Company's outside counsel, the failure to do so would be reasonably likely to constitute a breach by the Company Board of Directors of its fiduciary duties to the Company's stockholders, the Company Board of Directors may (subject to this sentence and the following sentences) withdraw, qualify or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any Superior Proposal or, immediately following termination of this Agreement and concurrent payment of the Termination Fee, cause the Company to enter into an agreement with respect to a Superior Proposal, in each case only at a time that is after the third business day following Fremont's receipt of written notice advising Fremont that the Company Board of Directors has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation), identifying the person making such Superior Proposal and stating that it intends to take one of the foregoing actions. After providing such notice during such three business day period, the Company shall provide a reasonable opportunity to Fremont to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms without taking any of the foregoing actions; provided, however, that any such adjustment shall be at the discretion of Fremont. For purposes of this Agreement, a "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by any Person other than Fremont or its Affiliates (an "Offering Party") to enter into a Takeover Proposal which the Company Board of Directors determines in its good faith judgment (based on the opinion of the Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Company

Board of Directors, after obtaining the opinion of a financial advisor of nationally recognized reputation, the Offering Party is reasonably able to finance the transaction, and changes to this Agreement that are proposed by Fremont, if any, in response to such Takeover Proposal).

              Section 6.6 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Fremont and the Company. Thereafter, until the Effective Time, or the date the Transactions are terminated or abandoned pursuant to Article VIII, neither the Company, Fremont nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, the Stock Purchase, this Agreement or the other Transactions without prior agreement with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market and, in such event, only after prior consultation with the other party.

              Section 6.7 Notification of Certain Matters. The Company and Fremont shall give prompt notice to each other, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Fremont, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to any party.

              Section 6.8 Directors' and Officers' Insurance and
Indemnification.

              (a) For six years after the Effective Time, Fremont shall, and shall cause the Surviving Corporation (or any successor to the Surviving Corporation) to, indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, costs, fees and expenses, including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Fremont or the Surviving Corporation) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under applicable Delaware law, and the terms of the Company's certificate of incorporation or the by-laws or similar organizational documents, as in effect at the date hereof (which, except as otherwise set forth herein, will survive the Merger and continue in full force and effect after the Effective Time); provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Without limiting the foregoing, (i) Fremont shall, and shall cause the Surviving Corporation to, periodically advance expenses (including attorney's fees) as incurred by an Indemnified Party with respect to the foregoing to the full extent permitted under applicable law, and (ii) any determination required to be made with respect to whether an Indemnified Party shall be entitled to indemnification shall, if requested by such Indemnified Party, be made by independent legal counsel selected by Fremont or the Surviving Corporation and reasonably satisfactory to such Indemnified Party.

              (b) The Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance for a period of not less than six years after the Effective Time; provided, that there may be substituted therefor policies of providing at least as favorable coverage and amounts containing terms no less favorable to such former directors or officers so long as such substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided, further, that in no event shall the Company be required to pay aggregate premiums for insurance under this Section 6.8(b) in excess of 300% of the aggregate premiums paid by the Company in 1998 on an annualized basis for such purpose; and provided, further, that if the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.8(b) for such aggregate premium, the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 300% of the aggregate premiums paid by the Company in 1998 on an annualized basis for such purpose.

              (c) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and successors. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise. The Surviving Corporation shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party which is the prevailing party in any action or proceeding to enforce the indemnity and other obligations provided for in this Section 6.8.

              (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purpose of this Section 6.8, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 6.8 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

              Section 6.9 State Takeover Laws. Notwithstanding any other provision in this Agreement, in no event shall the Section 203 Approval be withdrawn, revoked or modified by the Board of Directors of the Company. If any state takeover statute other than Section 203 of the DGCL becomes or is deemed to become applicable to the Agreement, the Merger, the Stock Purchase or the other Transactions, the Company shall take reasonable steps to assist in any effort by Fremont to render such statute inapplicable to all of the foregoing.

              Section 6.10 Actions Regarding the Rights. The Company shall not, except as specifically provided herein, (i) modify or waive the terms of its Rights Agreement, or (ii) take any action to redeem the Rights; provided, however, that the Company may take any action necessary to prevent or delay a Distribution Date (as defined in the Rights Agreement) in the event any Person other than Fremont or an Affiliate of Fremont acquires more than 15% of the outstanding Shares.

              Section 6.11 Recapitalization. The Company shall cooperate with Fremont or the SEC as necessary or appropriate with respect to the reporting of the Transactions as a recapitalization for financial reporting purposes, including, without limitation, assisting Fremont and its Affiliates with any presentation to the SEC with regard to such reporting, including appropriate disclosure with regard to such reporting in all filings with the SEC and mailings to the stockholders of the Company made in connection with the Merger. In furtherance of the foregoing, the Company shall provide to Fremont for the approval of Fremont's advisors (which approval shall not be unreasonably withheld) any description of the Transactions which is meant to be disseminated. The Company will use its reasonable best efforts not to take any action that would adversely affect the ability of the Transactions to be accounted for as a recapitalization for financial reporting purposes.

              Section 6.12 Financial Statements. The Company shall promptly prepare at the end of each month and promptly deliver to Fremont upon completion the balance sheet, income statement and statement of cash flows prepared in accordance with GAAP of the Company for each month ended between the date of this Agreement and the Effective Time. The Company shall promptly prepare in accordance with GAAP all financial statements required to be included in the Financing Documents.

              Section 6.13 Employee Plan and Benefit Arrangements.

              (a) From and after the Effective Time, subject to applicable law, the Surviving Corporation will honor obligations incurred pursuant to the Change of Control Benefits Agreements described on Section 4.10 of the Disclosure Schedule.

              (b) For at least one year from the Effective Time, subject to applicable law, Fremont will cause the Surviving Corporation and its Subsidiaries to, and the Surviving Corporation and its Subsidiaries will, provide benefits to their employees which will, in the aggregate, be substantially comparable to those currently provided by the Company and its Subsidiaries to their employees. Notwithstanding the foregoing, nothing herein shall obligate or require the Surviving Corporation or any of its Subsidiaries to provide its employees with a plan or arrangement similar to the equity-based compensation plans currently maintained by the Company.

              Section 6.14 NASDAQ Listing. Neither the Company nor Fremont will take any action, for at least three years after the Effective Time, to cause the Shares to be delisted from The NASDAQ National Market System; provided, however, that Fremont may cause or permit the Shares to be delisted in connection with a transaction which results in the termination of registration of such securities under Section 12 of the Exchange Act.

                                   ARTICLE VII

                                   CONDITIONS

              Section 7.1 Conditions to the Stock Purchase. The respective obligations of each party to effect the Stock Purchase shall be subject to the satisfaction (or waiver by each party) at or prior to the Stock Purchase Closing Date of the conditions to the Merger set forth in Sections 7.2, 7.3 and 7.4 hereof other than the condition set forth in Section 7.4(e).

              Section 7.2 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Fremont or Sub, as the case may be, to the extent permitted by applicable law:

              (a) The vote of the stockholders necessary for the approval of the Merger, the approval and adoption of this Agreement, the approval of the

Amendment, the approval of the Stock Purchase and the approval of the New Option Plan shall have been obtained;

              (b) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making any of the Transactions illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions;

              (c) The applicable waiting period under the HSR Act shall have expired or been terminated;

              (d) The Board of Directors of the Company shall have received a solvency letter, in form and substance and from an independent evaluation firm reasonably satisfactory to it, as to the solvency of the Company and its Subsidiaries on a consolidated basis afer giving effect to the Transactions, including the Debt Financings;

              (e) The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and

              (f) The Company shall have received the Debt Financing substantially on the terms contemplated by the Debt Financing Letters and
Schedule 7.2(f) or alternative financing on terms no less favorable than those set forth in the Debt Financing Letters and Schedule 7.2(f).

              Section 7.3 Conditions to the Obligations of Fremont and Sub. The obligations of Fremont and Sub to consummate the Merger are subject to the satisfaction (or waiver by Fremont) of the following further conditions:

              (a) The representations and warranties made by the Company herein shall be true and correct in all material respects (except for representations qualified by materiality or Company Material Adverse Effect which shall be correct in all respects) on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or material adverse effect which shall be correct in all respects) only as of such specific date or time, provided that, notwithstanding any other term or provision hereof, the entering into or modification or amendment of any contract or agreement, in form and substance mutually agreeable to the parties hereto, in contemplation of the completion of the Merger (including, without limitation, employment agreements (and the options granted pursuant thereto), any option plan, any management services agreement and any indemnity agreements) shall not be deemed to cause any breach of, or inaccuracy in, any of the representations and warranties or covenants of the parties contained in this Agreement;

              (b) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

              (c) Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing;

              (d) The Amendment shall have been filed with the Secretary of State of the State of Delaware;

              (e) The Company shall have furnished Fremont with a certificate dated the Closing Date signed on behalf of it by the President or any Vice President to the effect that the conditions set forth in Sections 7.3(a), (b) and (c) have been satisfied; and

              (f) The Company and Fremont (or an Affiliate of Fremont) shall have entered into a management services agreement, to be effective upon the Effective Time, in the form attached hereto as Exhibit C.

              Section 7.4 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

              (a) The representations and warranties made by Fremont and Sub herein shall be true and correct in all material respects (except for representations qualified by materiality or material adverse effect which shall be correct in all respects) on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or material adverse effect which shall be correct in all respects) only as of such specific date or time;

              (b) Each of Fremont and Sub shall have performed in all material respects all of the respective obligations hereunder required to be performed by Fremont or Sub, as the case may be, at or prior to the Effective Time;

              (c) Since the date of this Agreement, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Fremont or Sub;

              (d) Fremont shall have furnished the Company with a certificate dated the Closing Date signed on behalf of it by any duly authorized officer to the effect that the conditions set forth in Sections 7.4(a) through (c) have been satisfied; and

              (e) Fremont (and/or its assignee(s)) shall have purchased the Preferred Shares.

                                  ARTICLE VIII

                                   TERMINATION

              Section 8.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger, the Stock Purchase and other transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof (and regardless of any time that may have elapsed since the event giving rise to the right to terminate hereunder) solely as follows:

              (a) By the mutual consent of Fremont and the Board of Directors of the Company.

              (b) By either of the Company Board of Directors or Fremont, as follows:

                            (i) if the Merger shall not have occurred on or
              prior to September 30, 1999; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or prior to such date; or

                            (ii) if any Governmental Entity shall have issued an
              order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                            (c) By the Company Board of Directors, as follows:

                            (i) if Fremont or Sub breaches or fails in any
              material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect; or

                            (ii) if the approval of the stockholders of the
              Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof.

                            (iii) if the Company enters into a written agreement
              with respect to a Superior Proposal.

                            (d) By Fremont, as follows:

                            (i) if the Company breaches or fails in any material
              respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect;

                            (ii) if the approval of the stockholders of the
              Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

                            (iii) if any person, entity or "group" (as that term
              is defined in Section 13(d)(3) of the Exchange Act) (an "Acquiring Person"), other than Fremont or its affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 20% of any class or series of capital stock of the Company, through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right, or warrant, conditional or otherwise, to acquire beneficial ownership of more than 20% of any class or series of capital stock of the Company; or

                            (iv) if the Company Board of Directors shall have
              (i) failed to include in the Proxy Statement, its recommendation without modification or qualification that such stockholders approve this Agreement, the Merger and the Transactions, (ii) withdrawn, modified or qualified such recommendation in a manner adverse to the interests of Fremont or (iii) approved or recommended any Superior Proposal.

              Section 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and except for the obligation of the parties under the Confidentiality Agreement, as set forth in Section 6.2 hereof, this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Fremont, Sub or the Company (or any of their directors, officers, employees, agents, legal and financial advisors or other representatives) except (A) for fraud or for material breach of this Agreement and/or (B) as set forth in Section 10.1 hereof; provided, however, that (x) the aggregate amount payable by the Company pursuant to this Agreement (including
Section 10.1 hereof) with respect to any damages incurred, if any, as a result of any or all material breaches of this Agreement by the Company shall in no event exceed the sum of the Termination Fee and the Termination Expenses and (y) the aggregate amount payable by Fremont and Sub pursuant to this Agreement with respect to any damages incurred, if any, as a result of any or all material breaches of this Agreement by Fremont and/or Sub shall in no event exceed the sum of $15,000,000.

                                   ARTICLE IX

                         DEFINITIONS AND INTERPRETATION

              Section 9.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

              "1993 Plan" shall have the meaning set forth in Section 4.3(a).

              "1996 Plan" shall have the meaning set forth in Section 4.3(a).

              "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

              "Agreement" or "this Agreement" shall mean this Agreement and Plan of Recapitalization and Merger, together with the Exhibits hereto and the Disclosure Schedule.

              "Amendment" shall have the meaning set forth in Section 1.6(a)(i).

              "Associate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

              "Audit" shall have the meaning set forth in Section 4.13.

              "Balance Sheet" shall mean the most recent audited balance sheet of the Company and its consolidated subsidiaries included in the Financial Statements.

              "Balance Sheet Date" shall mean the date of the Balance Sheet.

              "Cash Election Price" shall have the meaning set forth in Section 2.1(c)(ii).

              "Cash Proration Factor" shall have the meaning set forth in
Section 2.4(c)(ii)(A).

              "Closing Date" shall have the meaning set forth in Section 1.3.

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

              "Company" shall have the meaning set forth in the preamble.

              "Company Agreement" shall mean any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

              "Company Board of Directors" shall mean the board of directors of the Company.

              "Company Intellectual Property" shall mean all Intellectual Property that is currently used in the business of the Company or any Company Subsidiary or that is necessary to conduct the business of the Company and the Company Subsidiaries as presently conducted or as currently proposed to be conducted.

              "Company Material Adverse Effect" shall have the meaning set forth in Section 4.1.

              "Company SEC Documents" shall mean each form, report, schedule, statement and other document required to be filed by the Company since January 1, 1997 under the Exchange Act or the Securities Act, including any amendment to such document, whether or not such amendment is required to be so filed.

              "Company Stock Plans" shall have the meaning set forth in Section 4.12(a).

              "Company Subsidiary" shall mean each Person which is a Subsidiary of the Company.

              "Company's knowledge" or "knowledge of the Company" shall mean the knowledge that each of Robert S. Fremont, Glenn R. Bordfield, Joel W. Chemers, Charles F. Huber, George J. Bilek, Thomas W. Tomsovic, Scott Roos and Jacques LeFevre have or would possess after reasonable investigation and inquiry.

              "Confidentiality Agreement" shall mean a letter agreement between the Company or the Financial Advisor and Fremont.

              "Copyrights" shall mean U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same.

              "Date Data" shall have the meaning set forth in Section 4.17(e).

              "Date-Sensitive System" shall have the meaning set forth in
Section 4.17(e).

              "Debt Financing" shall have the meaning set forth in Section 5.4.

              "DGCL" shall mean the General Corporation Law of the State of Delaware, as now or hereafter amended.

              "Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by the Company and delivered to Fremont simultaneously with the execution hereof.

              "Dissenting Shares" shall mean any Shares as to which the holder thereof has demanded appraisal with respect to the Merger in accordance with
Section 262 of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost the right to such appraisal.

              "Effective Time" shall mean the date and time at which the certificate of merger referred to in Section 1.1 is duly filed with the Secretary of State of the State of Delaware or such other date and time as is specified in such certificate of merger as the date and time the Merger becomes effective.

              "Electing Shares" shall have the meaning set forth in Section 2.1(c)(i).

              "Election Date" shall have the meaning set forth in Section
2.3(c).

              "Environmental Claim" shall mean any claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees and expenses or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Company Subsidiary, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law.

              "Environmental Law" shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including, without limitation, each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Exchange Agent" shall have the meaning set forth in Section
2.3(b).

              "Exchange Fund" shall have the meaning set forth in Section
2.6(g).

              "Financial Advisor" shall mean William Blair & Company, LLC.

              "Financial Statements" shall mean the financial statements and related notes of the Company included in the Company SEC Documents.

              "Financing Documents" shall have the meaning set forth in Section 6.3(a).

              "Form of Election" shall have the meaning set forth in Section 2.3(c).

              "Form S-4" shall have the meaning set forth in Section 1.6(a)(ii).

              "Fremont" shall have the meaning set forth in the preamble.

              "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

              "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

              "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "Indemnified Party" shall mean each present and former officer and director of the Company and the Company Subsidiaries.

              "Intellectual Property" shall mean all of the following:
Trademarks, Patents, Copyrights, Trade Secrets and Licenses.

              "Licenses" shall mean all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents, or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing.

              "Liens" shall mean any and all liens, claims, charges, security interests, mortgages, title defects or objections, or other encumbrances of any nature whatsoever, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention contracts.

              "Materials of Environmental Concern" shall mean pollutants, contaminants, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon and lead or lead-based paints and materials.

              "Merger" shall mean the merger of Sub into the Company referred to in the Recitals.

              "Merger Consideration" shall have the meaning set forth in Section 2.1(c).

              "Non-Cash Election" shall have the meaning set forth in Section 2.3(a).

              "Non-Cash Election Number" shall have the meaning set forth in
Section 2.4(a).

              "Non-Cash Election Share" shall have the meaning set forth in
Section 2.1(c)(i).

              "Non-Cash Proration Factor" shall have the meaning set forth in
Section 2.4(b)(i).

              "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

              "Offering Party" shall have the meaning set forth in Section
6.5(d).

              "Patents" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation.

              "Plan" shall mean a plan, program, agreement, arrangement or program required to be included in the Disclosure Schedule pursuant to Section 4.12(a).

              "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

              "Preferred Shares" shall have the meaning set forth in Section 3.2(a).

              "Preferred Stock" shall have the meaning set forth in Section 3.1.

              "Proxy Statement" shall mean the proxy statement to be filed by the Company with the SEC pursuant to Section 1.6(a)(ii), together with all amendments and supplements thereto and including the exhibits thereto.

              "Purchase Price" shall have the meaning set forth in Section 3.3.

              "Rights" shall mean the rights to purchase Shares granted pursuant to the Rights Agreement.

              "Rights Agreement" shall mean the Rights Agreement between the Company and The First National Bank of Chicago, as Rights Agent, dated as of August 3, 1989.

              "SEC" shall mean the United States Securities and Exchange Commission.

              "Securities Act" shall mean the Securities Act of 1933, as amended.

              "Section 203 Approval" shall mean the action taken by the Company Board of Directors referred to in Section 4.5 causing Section 203 of the DGCL not to apply to this Agreement or the other Transactions.

              "Series A Preferred" shall have the meaning set forth in Section 3.1.

              "Shares" shall mean the shares of common stock, par value $0.01, of the Company, including, for all purposes of this Agreement, the associated Rights.

              "Special Meeting" shall mean the special meeting of stockholders of the Company referred to in Section 1.6(a)(i).

              "Stock Option" shall mean an option to purchase Shares granted pursuant to the Company's 1993 Stock Option Plan or pursuant to the Company's 1996 Employee Stock Purchase Plan.

              "Stock Purchase" shall have the meaning set forth in the Recitals.

              "Sub" shall have the meaning set forth in the preamble.

              "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

              "Superior Proposal" shall have the meaning set forth in Section 6.5(d).

              "Surviving Corporation" shall mean the successor or surviving corporation in the Merger.

              "Takeover Proposal" shall have the meaning set forth in Section 6.5(b).

              "Takeover Proposal Interest" shall have the meaning set forth in
Section 6.5(a).

              "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign Tax Authority.

              "Tax Authority" shall mean any Governmental Authority responsible for the imposition of Taxes.

              "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or other statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

              "Termination Fee" shall mean the sum of $12,000,000 in U.S. currency.

              "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

              "Trademarks" shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

              "Trade Secrets" shall mean all categories of trade secrets as defined in the Uniform Trade Secrets Act, including, but not limited to, business information.

              "Transactions" shall mean the transactions provided for or contemplated by this Agreement, including, but not limited to, the Merger, the Stock Purchase and the creation of the New Option Plan.

              "Trigger Event" shall have the meaning set forth in Section
10.1(a).

              "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

              "WARN Act" shall have the meaning set forth in Section 4.19(b).

              "Year 2000 Compliant" shall have the meaning set forth in Section 4.17(e).

              Section 9.2 Interpretation.

              (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

              (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

              (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

              (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

              (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

              (f) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

              (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

              Section 10.1 Fees and Expenses.

              (a) If (x) Fremont shall terminate this Agreement pursuant to
Section 8.1(d)(iii) or 8.1(d)(iv) hereof or the Company Board of Directors shall terminate this Agreement pursuant to Section 8.1(c)(iii), or (y) Fremont shall terminate this Agreement pursuant to Section 8.1(d)(i) or 8.1(d)(ii) hereof, or the Company Board of Directors shall terminate this Agreement pursuant to
Section 8.1(c)(ii) hereof, and, in any event, either (i) (A) prior to the time of the Special Meeting there had been a publicly disclosed Takeover Proposal Interest and (B) within one year of any such termination under this clause
(y)(i), a definitive agreement is entered into with the Company or is consummated with respect to a Takeover Proposal or similar business combination or (ii) (A) prior to the time of the Special Meeting there had been a Takeover Proposal Interest (whether or not publicly disclosed) and (B) within one year of any such termination under this clause (y)(ii), a definitive agreement is entered into between the Company and a Person who made any such Takeover Proposal Interest or is consummated by a Person who made any such Takeover Proposal Interest, in either case described in this clause (B) with respect to a transaction that is superior in value to the Transactions, then, in any such case as described in clause (x) or (y) (each such case of termination being referred to as a "Trigger Event"), the Company shall (i) pay to Fremont (not later than simultaneously with any such Trigger Event) the Termination Fee and
(ii) promptly after being furnished documentation in respect thereto by Fremont, pay, or reimburse Fremont for, all reasonable out-of-pocket fees and expenses actually paid or incurred by Fremont, Sub and their Affiliates (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, financial printers and financing sources but excluding any fees payable to Fremont, Sub or any of their respective affiliates) in connection with the Merger and the consummation of the Transactions contemplated by this Agreement (the "Termination Expenses") up to a maximum amount of $3,000,000; provided, however, that in the event that Fremont or the Company Board of Directors shall terminate this Agreement pursuant to Section

8.1(d)(ii) or Section 8.1(c)(ii) hereof, respectively, and either (X) prior to the time of the Special Meeting there had been a publicly disclosed Takeover Proposal Interest notwithstanding that none of the events described in clause
(y)(i)(B) has yet occurred, or (Y) prior to the time of the Special Meeting there had been a Takeover Proposal Interest (whether publicly disclosed or not) and within one year of such termination, a definitive agreement is entered into with the Company or is consummated with respect to a Takeover Proposal or similar business combination, the Company shall promptly, after being furnished documentation in respect thereto by Fremont, pay the Termination Expenses, up to a maximum of $3,000,000.

              (b) Upon the Effective Time, all reasonable out-of-pocket costs and expenses incurred by each party hereto in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be paid by the Company, or the Company shall promptly reimburse such party, as the case may be, and a transaction fee equal to $4,540,000 shall be paid to Fremont by the Company.

              (c) Except as otherwise specifically provided in this Section 10.1 each party shall bear its own expenses in connection with this Agreement and the Transactions.

              (d) Notwithstanding anything to the contrary in this Agreement, in no event shall there be more than one payment each of the Termination Fee and the Termination Expenses.

              Section 10.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Board of Managers or Boards of Directors, as applicable, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

              Section 10.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. The foregoing sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

              Section 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Fremont or Sub, to:

                           Fremont Investors I, LLC
                           50 Fremont Street; Ste. 3700
                           San Francisco, CA  94105
                           Attention:  Mark Williamson and Kevin Baker
                           Telephone No.:  (415) 284-8701
                           Telecopy No.:  (415) 512-7121

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Embarcadero Center, Suite 3800
                           San Francisco, California  94111
                           Attention:  Kenton J. King, Esq.
                           Telephone No.: (415) 984-6400
                           Telecopy No.:  (415) 984-2698


                           (b)      if to the Company, to:

                           Juno Lighting, Inc.
                           1300 S. Wolf Road
                           P.O. Box 5065
                           Des Plaines, Illinois  60017
                           Attention: Robert S. Fremont
                           Telephone No.: (847) 827-9880
                           Telecopy No.:  (847) 813-8201
                           with a copy to:

                           Sonnenschein Nath & Rosenthal
                           8000 Sears Tower
                           Chicago, IL  60606-6404
                           Attention: Julius Lewis
                           Telephone No.:  (312) 876-8000
                           Telecopy No.:  (312) 876-7934

              Section 10.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

              Section 10.6 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except with respect to Section 6.8 and 6.13(a) hereof, are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder.

              Section 10.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

              Section 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

              Section 10.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

              Section 10.10 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

              Section 10.11 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

              Section 10.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Fremont may assign, in part, its right to purchase Preferred Shares and Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Fremont or to any direct or indirect wholly owned Subsidiary of Fremont provided that any such assignment by Fremont or Sub shall not relieve it of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforeceable by the parites and their respective successors and assigns

              IN WITNESS WHEREOF, Fremont, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                               FREMONT INVESTORS I, LLC



                               By: /s/ M. N. Williamson
                                   -----------------------------------------
                                   Name:  M. N. Williamson
                                   Title: Vice President, CFO


                               JUNO LIGHTING, INC.




                               By: /s/ Robert S. Fremont
                                   -----------------------------------------
                                   Name: Robert S. Fremont
                                   Title: Chief Executive Officer and Chairman


                               JUPITER ACQUISITION CORP.



                               By:  /s/ Kevin Baker
                                   -----------------------------------------
                                   Name:  Kevin Baker
                                   Title: Vice President & Secretary

              The undersigned, Fremont Partners, L.P., a Delaware limited partnership, hereby undertakes and agrees to cause each of Fremont and Sub to perform its obligations and agreements under this Agreement and the undersigned expressly agrees to be liable for such obligations and agreements in the event Fremont or Sub fails to perform any of its obligations or agreements under this Agreement; provided, however, that this undertaking and agreement shall terminate at the Effective Time. The undersigned hereby represents and warrants to the Company that (i) it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder, (ii) it has taken all actions necessary to authorize the execution, delivery and performance of this Agreement by it, (iii) such execution, delivery and performance do not conflict with, violate or otherwise result in a default under its organizational documents, and (iv) this Agreement is the legal, valid and binding obligation of Fremont Partners, L.P., enforceable in accordance with its terms.

                               FREMONT PARTNERS, L.P.

                               By: FP Advisors, L.L.C.
                                   Its General Partner

                                       By:  Fremont Group, L.L.C.
                                       Its: Managing Member

                                       By:  Fremont Investors, Inc.
                                       Its: Manager


                                            By: /s/ R.S. Kopf
                                                ----------------------------
                                               Name: R.S. Kopf
                                               Title: Managing Director

                                                                       EXHIBIT A






                               JUNO LIGHTING, INC.
                       1999 STOCK AWARD AND INCENTIVE PLAN

                               JUNO LIGHTING, INC.
                       1999 STOCK AWARD AND INCENTIVE PLAN


                   1. Purpose; Types of Awards; Construction.

                   The purpose of the Juno Lighting, Inc. 1999 Stock Award and Incentive Plan (the "Plan") is to afford an incentive to directors (including non-employee directors), selected employees and independent contractors of Juno Lighting, Inc. (the "Company"), or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as directors, employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business in the interest of its stockholders. Pursuant to Section 6 of the Plan, there may be granted Stock Options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents, performance shares and other stock- or cash-based awards. The Plan also provides the authority to make loans to purchase shares of common stock of the Company. The Plan is designed to comply with the requirements of Regulation T (12 C.F.R. Section 220) and Regulation U (12 C.F.R. Section 221) and the requirements for "performance-based compensation" under Section 162(m) of the Code and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

                   2. Definitions.

                   For purposes of the Plan, the following terms shall be defined as set forth below:

                     (a) "Affiliate" means any entity if, at the time of granting of an Award or a Loan, (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

                    (b) "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Share or Other Stock-Based Award or Other Cash- Based Award granted under the Plan.

                    (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                    (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                    (e) "Board" means the Board of Directors of the Company.

                    (f) "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

                        (i) any "person," as such term is used in Section
                   3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities;

                        (ii) there is consummated a merger or consolidation of
                   the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 40% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 60% or more of the combined voting power of the Company's then outstanding securities; or

                        (iii) the stockholders of the Company approve a plan of
                   complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 40% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their owner ship of the Company immediately prior to such sale.

                        (g) "Change in Control Price" means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

                        (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                        (i) "Committee" means the Board or the commit tee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

                        (j) "Company" means Juno Lighting, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

                        (k) "Dividend Equivalent" means a right, granted to a Grantee under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

                        (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

                        (m) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

                        (n) "Grantee" means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award or Loan under the Plan.

                        (o) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

                        (p) "Limited SAR" means a right granted pursuant to
Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

                        (q) "Loan" means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

                        (r) "NQSO" means any Option that is designated as a nonqualified stock option.

                        (s) "Option" means a right, granted to a Grantee under
Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that, ISO's may be granted only to employees of the Company, a Subsidiary or an Affiliate.

                        (t) "Other Cash-Based Award" means cash awarded under
Section 6(h), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

                        (u) "Other Stock-Based Award" means a right or other interest granted to a Grantee under Section 6(h) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

                        (v) "Performance Share" means an Award of shares of Stock to a Grantee under Section 6(h) that is subject to restrictions based upon the attainment of specified performance criteria.

                        (w) "Plan" means this Juno Lighting, Inc. 1999 Stock Award and Incentive Plan, as amended from time to time.

                        (x) "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

                        (y) "Restricted Stock Unit" means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

                        (z) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

                        (aa) "Stock" means shares of the common stock, par value $.001 per share, of the Company.

                        (ab) "SAR" or "Stock Appreciation Right" means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

                        (ac) "Securities Act" means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

                        (ad) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                3. Administration.

                The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards and make Loans; to determine the persons to whom and the time or times at which Awards shall be granted and Loans shall be made; to determine the type and number of Awards to be granted and the amount of any Loan, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award or Loan; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to reduce the exercise price of any Stock Option to the then Fair Market Value, if the Fair Market Value of the Stock covered by such Stock Option has declined since the date the Stock Option was granted; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards and Loans in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements and any promissory note or agreement related to any Loan

(which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

                No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted or Loan made hereunder.

                4. Eligibility.

                Subject to the conditions set forth below, Awards and Loans may be granted to directors, including non-employee directors, selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards and Loans shall be granted and the type of any Award or the amount of any Loan (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

                5. Stock Subject to the Plan.

                The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be [940,000] shares of Stock, subject to adjustment as provided herein. No more than 40% of the total shares available for grant may be awarded to a single individual in a single year. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, such dividends and Dividend Equivalents are also forfeited, cancelled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or awards, such related Awards or awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

                In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share ex change, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Commit tee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other securities which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other securities issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

                6. Specific Terms of Awards.

                         (a) General. The term of each Award shall be for such
period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Commit tee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Commit tee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

                         (b) Options. The Committee is authorized to grant
Options to Grantees on the following terms and conditions:

                             (i) Type of Award. The Award Agreement evidencing
                   the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

                             (ii) Exercise Price. The exercise price per share
                   of Stock purchasable under an Option shall be deter mined by the Committee; provided that, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220 or any successor thereof.

                             (iii) Term and Exercisability of Options. Unless
                   otherwise provided in an Award Agreement, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

                             (iv) Termination of Employment, etc. An Option may
                   not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which
                   Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

                             (v) The Committee may require the voluntary
                   surrender of all or a portion of any Option granted under the Plan as a condition precedent to the grant of a new Option. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Options shall be canceled and the shares previously subject to such canceled Options shall again be available for grants of Options and other Awards hereunder.

                             (vi) Other Provisions. Options may be subject to
                   such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

                        (c) SARs and Limited SARs. The Committee is authorized to grant SARs and Limited SARs to Grantees on the following terms and conditions:

                             (i) In General. Unless the Committee deter mines
                   otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR or Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

                             (ii) SARs. An SAR shall confer on the Grantee a
                   right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying

               Option, and which in the case of any other SAR shall be such price as the Committee may determine).

                             (iii) Limited SARs. A Limited SAR shall confer on
                   the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal in value to the excess of
                   (1) the Change in Control Price (in the case of a LSAR granted in tandem with an ISO, the Fair Market Value), of one share of Stock on the date of such Change in Control over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines); provided that, in the case of a Limited SAR granted to a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act (a "Section 16 Individual"), such Section 16 Individual shall only be entitled to receive such amount if such Limited SAR has been outstanding for at least six (6) months as of the date of the Change in Control.

                         (d) Restricted Stock. The Committee is authorized to
grant Restricted Stock to Grantees on the following terms and conditions:

                             (i) Issuance and Restrictions. Restricted Stock
                   shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a

                   Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

                             (ii) Forfeiture. Upon termination of employment
                   with or service to the Company, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                             (iii) Certificates for Stock. Restricted Stock
                   granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

                             (iv) Dividends. Dividends paid on Restricted Stock
                   shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                             (e) Restricted Stock Units. The Committee is
                   authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

                             (i) Award and Restrictions. Delivery of Stock or
                   cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share.

                             (ii) Forfeiture. Upon termination of employment or
                   termination of the independent contractor relation ship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

                         (f) Stock Awards in Lieu of Cash Awards. The Committee
is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

                         (g) Dividend Equivalents. The Committee is authorized
to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

                         (h) Performance Shares and Other Stock- or Cash- Based
Awards. The Committee is authorized to grant to Grantees Performance Shares and/or Other Stock-Based Awards or Other Cash- Based Awards as an element of or supplement to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at the date of grant or, to the extent permitted by Section 162(m) of the Code, thereafter; provided, that performance objectives for each year shall be established by the Committee not later than the latest date permissible under Section 162(m) of the Code. Such performance objectives may be expressed in terms of one or more financial or other objective goals. Financial goals may be expressed, for example, in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets or total stockholder return. Other objective goals may include the attainment of various productivity and long-term growth objectives, including, without limitation reductions in the Company's overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms or as compared to another corporation or corporations. To the extent applicable, any such performance objective shall be determined (i) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants or (ii) so that a third party having knowledge of the relevant facts could determine whether such performance objective is met. Performance objectives shall include a threshold level of performance below which no Award payment shall be made, levels of performance above which specified percentages of target Awards shall be paid, and a maximum level of performance above which no additional Award shall be paid. Performance objectives established by the Committee may be (but need not be) different from year-to-year and different performance objectives may be applicable to different Grantees.

               7. Change in Control Provisions.

               The following provisions shall apply in the event of a Change of Control unless otherwise determined by the Committee or the Board in writing, at or after the grant of an Award, but prior to the occurrence of such Change in
Control:

                         (a) no Award carrying a right to exercise that was not
previously exercisable and vested shall become fully exercisable and vested; and

                         (b) the restrictions, deferral limitations, payment
conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall remain in full force and effect.

               8. Loan Provisions.

               Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations (including, if applicable, the requirements of Regulation T (12 C.F.R. Section 220) and Regulation U (12 C.F.R.
Section 221)), the Committee shall have the authority to make Loans to Grantees (on such terms and conditions as the Committee shall deter mine), to enable such Grantees to purchase shares in connection with the realization of Awards under the Plan. Loans shall be evidenced by a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

               9. General Provisions.

                         (a) Approval of Shareholders. The Plan shall take
effect upon its adoption by the Board but the Plan (and any grants of Awards made prior to the shareholder approval mentioned herein) shall be subject to ratification by the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which ratification must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the shareholders of the Company do not ratify the Plan at a meeting of the shareholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

                         (b) Nontransferability. Awards shall not be
transferable by a Grantee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

                         (c) No Right to Continued Employment, etc. Nothing in
the Plan or in any Award or Loan granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or independent contractor relationship.

                         (d) Taxes. The Company or any Subsidiary or Affiliate
is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

                         (e) Amendment and Termination of the Plan. The Board
may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3, shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award or Loan theretofore granted under the Plan.

                         (f) No Rights to Awards or Loans; No Stockholder
Rights. No Grantee shall have any claim to be granted any Award or Loan under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

                         (g) Unfunded Status of Awards. The Plan is intended to
constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

                         (h) No Fractional Shares. No fractional shares of Stock
shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                         (i) Regulations and Other Approvals.

                             (i) The obligation of the Company to sell or
                   deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                             (ii) Each Award is subject to the requirement that,
                   if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not accept able to the Committee.

                             (iii) In the event that the disposition of Common
                   Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

                         (j) Governing Law. The Plan and all determinations made
and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                         (k) Effective Date; Plan Termination. The Plan shall
take effect upon its adoption by the Board (the "Effective Date"), but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein), shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board. In the absence of such approval, such Awards shall be null and void. Notwithstanding the foregoing, the effectiveness of the Plan and the validity of any Award or Loan granted hereunder is conditioned upon the consummation of the merger of Jupiter Acquisition Corp. with and into the Company (the "Merger") and shall be of no force and effect if the Merger is not consummated.

                                                                       EXHIBIT B


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               JUNO LIGHTING, INC.


          Juno Lighting, Inc. (the "Corporation"), a corporation organized and duly existing under the General Corporation Law of the State of Delaware (the "GCL") does hereby certify as follows:

          (a) The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on July 13, 1983.

          (b) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the GCL.

          (c) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation").

          (d) The text of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

          FIRST: The name of the Corporation is Juno Lighting, Inc. (hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH:

          A. The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of capital stock, consisting of Forty-Five Million (45,000,000) shares of Common Stock, each having a par value of $0.001 per share, and Five Million (5,000,000) shares of Preferred Stock, each having a par value of $0.001 per share, of which One Million Sixty Thousand (1,060,000) shares shall be designated Series A Convertible Preferred Stock (the "Series A Preferred").

          B. The Board of Directors is expressly authorized to provide for the issuance of all or any of the remaining shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

          C. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred are as follows:

          1. Dividends

             (a) The holders of shares of Series A Preferred shall be entitled to receive, whether or not declared by the Board of Directors, cumulative quarterly dividends equal to the greater of: (i) dividends which would have been payable to such holders of shares of Series A Preferred in such quarter had such holders converted such shares of Series A Preferred into Common Stock immediately prior to the record date of any dividend declared on the Common Stock in such quarter, or (ii) 2% of the Stated Amount (as defined below) per share. Dividends payable in respect of outstanding shares of Series A Preferred shall begin to accrue and compound quarterly (by virtue of the increase to the Stated Amount per share in accordance with Section 1(b) hereof) on the last day of each of November, February, May and August in each year (each such date being a "Quarterly Dividend Accrual Date") commencing in respect of each outstanding share of Series A Preferred on the first Quarterly Dividend Accrual Date occurring on or after the date that the first share of Preferred Stock is issued (the "Original Issuance Date"), and continuing up to and including the last Quarterly Dividend Accrual Date occurring on or prior to the fifth anniversary of the Original Issuance Date (the "Final Quarterly Dividend Accrual Date"). For purposes hereof, the Stated Amount shall mean $100 per share, as adjusted pursuant to Section 1(b).

             (b) The dividend set forth in Section 1(a) hereof shall be not be payable in cash, but shall be payable by an increase, effective on each Quarterly Dividend Accrual Date, in the Stated Amount Per Share equal to all dividends which have accumulated on each outstanding share of Series A Preferred during the quarterly period ending on the Quarterly Dividend Accrual Date (or for such shorter period beginning on the date of issuance in the case of the initial Quarterly Dividend Accrual Date).

             (c) With respect to periods after the Final Quarterly Dividend Accrual Date, the holders of shares of Series A Preferred shall be entitled to receive, on the last day of such fiscal quarter and each fiscal quarter thereafter (each such date, a "Cash Dividend Payment Date") out of funds legally available for such purpose, cash dividends in an amount equal to the greater of: (i) dividends which would have been payable to such holders of shares of Series A Preferred in such quarter had such holders converted such shares of Series A Preferred into Common Stock immediately prior to the record date of any dividend declared on the Common Stock in such quarter, or (ii) 2% of the Stated Amount then in effect. Such dividends shall be cumulative and shall accrue from and after each Cash Dividend Payment Date whether or not declared by the Board of Directors and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends shall not bear interest.

             (d) The Board of Directors of the Corporation may fix a record date for the determination of holders of Series A Preferred entitled to receive payment of a dividend thereon pursuant to Section 1(a) or Section 1(c) hereof, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof. All cash payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

             (e) As long as any shares of Series A Preferred shall remain outstanding, in no event shall any dividend be declared or paid upon, nor shall any distribution be made upon, any capital stock of the Corporation other than the Series A Preferred ("Junior Capital Stock"), including the Common Stock, other than a dividend or distribution payable solely in shares of Common Stock, nor shall any Junior Capital Stock be purchased or redeemed by the Corporation, nor shall any monies be paid to or made available for a sinking fund for the purchase or redemption of shares of any Junior Capital Stock, unless, in each such case, (i) full cumulative dividends payable pursuant to Section 1(c) hereof on the outstanding shares of Series A Preferred have been declared and paid and (ii) any arrears or defaults in any redemption of shares of Series A Preferred shall have been cured.

             2. Protective Provisions

                So long as at least 500,000 shares of Series A Preferred shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the number of then-outstanding shares of Series A Preferred Stock, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not:

                (a) authorize or create any class or series, or any shares of any class or series, of capital stock of the Corporation having any preference or priority (either as to dividends or upon redemption, liquidation, dissolution, or winding up) over the Series A Preferred ("Senior Stock");

                (b) authorize or create any class or series, or any shares of any class or series, of capital stock of the Corporation ranking on parity (either as to dividends or upon redemption, liquidation, dissolution or winding up) with the Series A Preferred ("Parity Stock"); or

                (c) reclassify, convert or exchange any shares of any capital stock of the Corporation into shares of Senior Stock or Parity Stock;

                (d) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock;

                (e) amend, alter, repeal or waive any provision of the Corporation's Certificate of Incorporation, as it may be amended from time to time, or the Corporation's By-Laws, as they may be amended from time to time, to alter or change the powers, designations, preferences, rights and qualifications, limitations or restrictions of Series A Preferred Stock;

                (f) redeem or repurchase any, shares of Junior Capital Stock, other than from time to time during the period in which shares of Series A Preferred Stock are outstanding, redemptions or repurchases of Junior Stock held by management of the Corporation in connection with termination of employment, retirement and similar circumstances; or

                (g) increase or decrease the number of authorized shares of Preferred Stock, Common Stock or any other capital stock of the Company.

          3. Redemption

                (a) Subject to the provisions of any credit agreement, loan agreement or indenture entered into by the Corporation, the Corporation may, at any time after the ninth anniversary of the original Issuance Date, redeem, out of funds legally available therefor, all, but not less than all, outstanding shares of Series A Preferred Stock by paying for each share of Series A Preferred an amount in cash equal to the Stated Amount then in effect plus the amount of any accumulated but unpaid cash dividends as of the Redemption Date (as defined below).

                (b) Notice of any redemption of shares of Series A Preferred pursuant to Section 3(a) (the "Redemption Notice") shall be mailed not less than 60 days prior to the date fixed for redemption to each holder of shares of Series A Preferred to be redeemed, at such holder's address as it appears on the transfer books of the Corporation, notifying each such holder of the redemption to be effected and specifying the redemption date (the "Redemption Date"), redemption price (the "Redemption Price"), the place at which payment may be obtained and requesting each such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series A Preferred to be redeemed. On or after the Redemption Date, each holder of Series A Preferred who has not previously elected to convert its shares of Series A Preferred into Common Stock pursuant to Section 5 hereof shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In order to facilitate the redemption of shares of Series A Preferred, the Board may fix a record date for the determination of the holders of shares of Series A Preferred to be redeemed, not more than 60 days or less than 10 days prior to the date fixed for such redemption.

                (c) From and after any Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                (d) On or prior to any Redemption Date, the Corporation shall deposit the aggregate Redemption Price of all shares of Series A Preferred with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares of Series A Preferred not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to section 3(b) above. As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of certificates therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 3(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 5 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 3(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of the Board of Directors.

          4. Liquidation, Dissolution or Winding Up

                (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of any shares of Junior Capital Stock by reason of their ownership thereof, an amount (the "Liquidation Preference") equal to the greater of (i) the amount the holders of Series A Preferred would have received had they converted their shares of Preferred Stock into Common Stock, in accordance with the provisions of Section 5 hereof, immediately prior to such liquidation, dissolution or winding up and (ii) the Stated Amount then in effect plus (A) if such liquidation, dissolution or winding up occurs prior to the Final Quarterly Dividend Accrual Date, the increase in the Stated Amount which would have occurred on the Quarterly Dividend Accrual Date next following such liquidation, dissolution or winding up, pro rated to the date of such liquidation, dissolution or winding up or (B) if such liquidation, dissolution or winding up occurs after the Final Quarterly Dividend Accrual Date, the amount of any accumulated but unpaid cash dividends as of the date of such event. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred the full amount to which they shall be entitled pursuant to this
Section 4(a), the holders of shares of Series A Preferred, and any other shares ranking on a parity therewith, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                (b) After the payment of all amounts required to be paid pursuant to Section 4(a) to the holders of shares of Series A Preferred, and any other shares ranking on a parity therewith, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Capital Stock then outstanding shall share in any distribution of the remaining assets and funds of the Corporation in the manner provided by law, in the Restated Certificate of Incorporation of the Corporation, as amended, or as provided in any pertinent Certificate of Designations of the Corporation, as the case may be.

                (c) For purposes of this Section 4, (i) any acquisition of the Corporation by means of a merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (ii) any other transaction or series of transactions which result in the voting securities of the Company outstanding immediately prior thereto representing less than 50% of the combined voting power of the Corporation immediately after such transaction or (iii) any sale of all or substantially all of the assets of the Corporation other than to a subsidiary of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Preferred Stock to receive at the closing of such transaction the Liquidation Preference.

          5. Conversion

                (a) Subject to the terms and conditions of this Section 5, the holder of any share or shares of Series A Preferred shall have the right, at his, her or its option at any time, to convert any such shares of Series A Preferred into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by dividing (i) the Stated Amount per share then in effect plus (A) if such conversion occurs prior to the Final Quarterly Dividend Accrual Date, the increase in the Stated Amount which would have occurred on the Quarterly Dividend Accrual Date next following such conversion, pro rated to the date of such conversion or (B) if such conversion occurs after the Final Quarterly Dividend Accrual Date, the amount of any accumulated but unpaid cash dividends as of the date of such conversion, by (ii) the conversion price of $26.25 per share, or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"). Such right of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred into
                                       8

Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

                (b) Promptly after the receipt by the Corporation of the written notice referred to in Section 5(a) above and surrender of the certificate or certificates for the share or shares of the Series A Preferred to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such shares or shares of Series A Preferred shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                (c) (i) No fractional shares shall be issued upon conversion of the Series A Preferred into Common Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 5(c), be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current fair market value of such fractional interest based upon the closing price of the Common Stock on the NASDAQ National Market or, any other national securities exchange on which such Common Stock is then traded, on the trading day prior to the date of the notice of conversion, or if such Common Stock is not then traded on a national securities exchange, as determined in good faith by the Board of Directors of the Corporation.

                         (ii) In case the number of shares of Series A Preferred
represented by the certificate or certificates surrendered pursuant to Section 5(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.


                (d) In the event that the Corporation shall declare or pay, without consideration, any dividend or other distribution on the then outstanding shares of Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration (other than any dividend or distribution made pursuant to any rights agreement entered into by the Company after the date hereof, the terms of which provide for a dividend or distribution to be made upon the occurrence of events substantially similar to those events which would have resulted in a dividend or distribution under the terms of that certain Rights Agreement between the Company and The First National Bank of Chicago, as Rights Agent, dated as of August 3, 1989, as in effect immediately prior to the date hereof (any such dividend or distribution, a "Rights Plan Distribution")), or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event that the then outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the applicable Conversion Price for the Series A Preferred in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the then outstanding shares of Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                (e) In the event that the Corporation shall declare or pay, without consideration, any dividend or other distribution on the then outstanding shares of Common Stock payable in securities of the Corporation other than Common Stock or in any right to acquire securities of the Corporation other than Common Stock for no consideration (other than a Rights Plan Distribution) and other than as otherwise adjusted in this Section 5, then in each such event provision shall be made so that the holders of the Series A Preferred shall be entitled to receive a proportionate share of any such dividend or distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such dividend or other distribution.

                (f) If the Common Stock issuable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 5(d) above or a merger or other reorganization referred to in Section 4(c) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class of classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred after the capital reorganization, reclassification or other action to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after such action and be as nearly equivalent as possible.

                (g) Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred at the address of such holder as shown on the books of the Corporation (or its transfer agent, if any), which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                (h) In case at any time:

                    (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                     (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                     (iii) there shall be any reorganization, recapitalization or reclassification of the capital stock of the Corporation (a "Reorganization") or the Corporation shall enter into an agreement with respect to any transaction described in Section 4(c) hereof (a "Change of Control Transaction"); or

                     (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Preferred at the address of such holder as shown on the books of the Corporation (or its transfer agent, if any), (A) at least 15 days' prior written notice of the date on which the books of the Corporation (or its transfer agent) shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Reorganization or Change of Control Transaction, and (B) in the case of any such Reorganization or Change of Control Transaction, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Reorganization or Change of Control Transaction, as the case may be.

                (i) All outstanding shares of Convertible Preferred Stock shall, at the option of the Corporation, be automatically converted into Common Stock, in accordance with the provisions of this Section 5, if at any time the number of outstanding shares of Series A Preferred is less than or equal to 250,000.

                (j) The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

                (k) Shares of Series A Preferred that are converted into shares of Common Stock as provided herein shall not be reissued.

                (l) The issuance of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of Series A Preferred which is being converted.

                (m) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

         6. Voting Except as otherwise provided by law or in Section 2 above, the holders of the Series A Preferred shall vote together with the holders of Common Stock on all matters to be voted on by the stockholders of the Corporation, and each holder of Series A Preferred shall be entitled to one vote for each whole share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Preferred held by such holder on the record date for the determination of stockholders entitled to vote.

                   SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                   (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                   (2) The directors shall have concurrent power with the stock holders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                   (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                   (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or
          (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                   (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no ByLaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                   SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of

Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                 EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                   I, THE UNDERSIGNED, being the President of the Corporation hereby declare and certify that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this _____ day of _____, 1999.



                                              --------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT C


                          MANAGEMENT SERVICES AGREEMENT

                   This Management Services Agreement (this "Agreement") is made and entered into as of ________, 1999, by and between Juno Lighting, Inc. a Delaware corporation ("Juno"), and Fremont Partners, L.L.C., a Delaware limited liability company ("Fremont").

                                   BACKGROUND


          A. In connection with the conduct and expansion of its business, Juno requires certain management services to be rendered to it, including strategic planning, finance, tax and accounting services (the "Services").

          B. Fremont desires to render the Services and Juno desires to retain Fremont to render the Services on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

          1. Services. Within the capabilities of its personnel, Fremont shall provide to Juno such Services as may from time to time be reasonably requested by Juno and which are necessary and appropriate for the operation of the business of Juno. Fremont is hereby specifically authorized to act on Juno's behalf in providing the Services, and Juno will provide Fremont with such powers of attorney and other instruments as may be necessary or appropriate for the provision of Services under this Agreement. This Agreement is not exclusive and shall not be deemed to prevent Juno from engaging others to perform the same or similar services or to prevent Fremont from rendering the same or similar services to others.

          2. Compensation. Juno shall pay to Fremont an annual fee of $325,000.

          3. Expenses. In addition to paying the compensation set forth in
     Section 2 of this Agreement, Juno shall reimburse Fremont for all of Fremont's reasonable out-of-pocket expenses reasonably incurred by Fremont in providing the Services under this Agreement. All such reimbursements shall be due and payable within 30 days after receipt by Juno of supporting services therefor, provided that payments shall not be required more frequently than on a monthly bases.

          4. Termination. This Agreement shall be effective ______, 1999, and shall continue until terminated by Juno or Fremont furnishing at least 60 days' prior written notice to the other party. All fees payable under this Agreement by Juno to Fremont shall be prorated as of the date of any termination of this Agreement.

          5. Indemnity. Juno will indemnify and hold Fremont and its members, officers, employees, agents, representatives and affiliates harmless from and against any and all losses, damages, costs or expenses (including reasonable attorneys' fees) which they may suffer arising out of their performance of services under this Agreement, provided that they will not be indemnified for losses resulting from their gross negligence or willful misconduct.


          6. Limitation of Liability. Fremont shall not be liable to Juno in connection with services rendered hereunder except for gross negligence or willful misconduct on the part of Fremont, and in no event shall Fremont be liable to Juno in an amount in excess of the management fee paid to Fremont under this Agreement.

          7. Miscellaneous.

             (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to choice of law principles thereunder.

             (b) Any notice or other communication under this Agreement must be given in writing and either (i) delivered in person, (ii) transmitted by telex, telefax or telecopy mechanism or (iii) mailed by certified or registered mail, postage prepaid, receipt requested, as follows:



                    If to Juno, addressed to:

                    -------------------------

                    -------------------------

                    -------------------------
                    Attention:
                    Telecopy:

                    If to Fremont, addressed to:

                    Fremont Partners, L.L.C.
                    50 Fremont Street, Suite 3700
                    San Francisco, CA  94105
                    Attention:  General Counsel
                    Telecopy:  (415) 512-7121

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each notice or other communication shall be effective if given by telecommunication, when transmitted to the applicable number so specified in this Section 6(b) and an appropriate answer back is received, if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or if given by any other means, when actually delivered at such address.

          (c) This Agreement may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one in the same Agreement and shall become effective when one or more counterparts of this Agreement have been signed by each party and delivered to the other party. Fax signatures shall constitute original signatures for all purposes of this Agreement.

          (d) This Agreement may be amended only by agreement in writing of all parties. No wavier of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

          (e) Fremont shall render and perform the Services under this Agreement as an independent contractor and the parties agree that the relationship between Fremont and Juno shall be that of an independent contractor and no joint venture, partnership, employer/employee or other similar relationship shall exist or be create by virtue of the terms of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Management Services Agreement as of the date and year first set forth above.



                                            FREMONT PARTNERS, L.L.C.,
                                            a Delaware limited liability company

                                            By: Fremont Group, L.L.C.,
                                                its managing member

                                            By: Fremont Investors, Inc.,
                                                its manager

                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:


                                            JUNO LIGHTING, INC.,
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            FREMONT PARTNERS, L.P.

                                            By:  FP Advisors, L.L.C.
                                                 Its General Partner

                                                 By:  Fremont Group, L.L.C.
                                                 Its Managing Member

                                                 By:  Fremont Investors, Inc.
                                                      Its Manager

                                                      By:
                                                         -----------------------
                                                         Name:
                                                         Title: